UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
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☐	Soliciting Material Pursuant to §240.14a-12
Sykes Enterprises, Incorporated

(Name of Registrant as Specified In Its Charter)

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400 North Ashley Drive
Tampa, Florida 33602

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 20, 2009

To the Shareholders of Sykes Enterprises, Incorporated:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Sykes Enterprises, Incorporated (the “Company”) will be held at the Sheraton Riverwalk Hotel, 200 N. Ashley Drive, Tampa, Florida, on Wednesday, May 20, 2009, at 9:00 a.m., Eastern Daylight Savings Time, for the following purposes:

1. To elect three directors to hold office until the 2012 Annual Meeting of Shareholders;

2. To approve amendments to the Second Amended and Restated 2004 Non-employee Director Fee Plan;

3. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company; and

4. To transact any other business as may properly come before the Annual Meeting.

Only shareholders of record as of the close of business on April 3, 2009, will be entitled to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. Information relating to the matters to be considered and voted on at the Annual Meeting is set forth in the proxy statement accompanying this Notice.

By Order of the Board of Directors,

James T. Holder
Secretary

April 15, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD ON MAY 20, 2009

This proxy statement and our 2008 Annual Report to Shareholders are available at:
http://materials.proxyvote.com/871237

YOUR VOTE IS IMPORTANT

To assure your representation at the Annual Meeting, please vote on the matters to be considered at the Annual Meeting by completing the enclosed proxy and mailing it promptly in the enclosed envelope. If your shares are held in street name by a brokerage firm, bank or other nominee, the nominee will supply you with a proxy card to be returned to it. It is important that you return the proxy card as quickly as possible so that the nominee may vote your shares. If your shares are held in street name by a nominee, you may not vote such shares in person at the Annual Meeting unless you obtain a power of attorney or legal proxy from such nominee authorizing you to vote the shares, and you present this power of attorney or proxy at the Annual Meeting.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 20, 2009
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD ON MAY 20, 2009
PROXY STATEMENT FOR 2009 ANNUAL MEETING OF SHAREHOLDERS
SHAREHOLDERS ENTITLED TO VOTE
PROPOSAL 1:
ELECTION OF DIRECTORS
DIRECTORS STANDING FOR ELECTION AT THE 2009 ANNUAL MEETING
CLASS III -- TERM EXPIRES AT THE 2009 ANNUAL MEETING
DIRECTORS WHOSE TERMS OF OFFICE CONTINUE
CLASS II -- TERM EXPIRES AT THE 2010 ANNUAL MEETING
CLASS I -- TERM EXPIRES AT THE 2011 ANNUAL MEETING
CORPORATE GOVERNANCE
MEETINGS AND COMMITTEES OF THE BOARD
EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION AND HUMAN RESOURCE DEVELOPMENT COMMITTEE REPORT
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED
PENSION BENEFITS
NONQUALIFIED DEFERRED COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
EMPLOYMENT AGREEMENTS
DIRECTOR COMPENSATION
SECURITY OWNERSHIP
PROPOSAL 2 APPROVAL OF AMENDMENTS TO THE 2004 NON-EMPLOYEE DIRECTOR FEE PLAN
PROPOSAL 3 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
AUDIT COMMITTEE DISCLOSURE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
OTHER MATTERS

400 North Ashley Drive
Tampa, Florida 33602

PROXY STATEMENT
FOR
2009 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Sykes Enterprises, Incorporated (the “Company”) for the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Sheraton Riverwalk Hotel, 200 N. Ashley Drive, Tampa, Florida, on Wednesday, May 20, 2009, at 9:00 a.m., Eastern Daylight Savings Time, or any adjournment or postponement of the Annual Meeting.

This Proxy Statement and the annual report to shareholders of the Company for the year ended December 31, 2008, are first being mailed on or about April 20, 2009, to shareholders entitled to vote at the Annual Meeting.

SHAREHOLDERS ENTITLED TO VOTE

The record date for the Annual Meeting is April 3, 2009. Only shareholders of record as of the close of business on the record date are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. As of the record date, 41,256,414 shares of common stock were outstanding and entitled to vote at the Annual Meeting.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting, who will also determine whether a quorum is present for the transaction of business. The Company’s Bylaws provide that a quorum is present if the holders of a majority of the issued and outstanding shares of common stock entitled to vote at the meeting are present in person or represented by proxy. At the Annual Meeting, if a quorum exists, directors will be elected by a plurality of the votes cast in the election. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented, even though the nominee may not exercise discretionary voting power with respect to other matters and even though voting instructions have not been received from the beneficial owner (a “broker non-vote”). Broker non-votes will not be counted as votes cast in determining whether a Proposal has been approved.

Shareholders are requested to vote by completing the enclosed Proxy and returning it signed and dated in the enclosed postage-paid envelope. Shareholders are urged to indicate their votes in the spaces provided on the Proxy. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given in the Proxy. Where no instructions are indicated, signed Proxies will be voted FOR each of the proposals listed in the Notice of Annual Meeting of Shareholders. Returning your completed Proxy will not prevent you from voting in person at the Annual Meeting, should you be present and wish to do so.

Any shareholder giving a Proxy has the power to revoke it at any time before it is exercised by:

•	filing with the Secretary of the Company written notice of revocation,

•	submitting a duly executed Proxy bearing a later date than the previous Proxy, or

•	appearing at the Annual Meeting and voting in person.

Proxies solicited by this Proxy Statement may be exercised only at the Annual Meeting and any adjournment of the Annual Meeting and will not be used for any other meeting. Proxies solicited by this Proxy Statement will be returned to the Board of Directors and will be tabulated by an inspector of elections designated by the Board of Directors.

The cost of solicitation of Proxies by mail on behalf of the Board of Directors will be borne by the Company. Proxies also may be solicited by personal interview or by telephone by directors, officers, and other employees of the Company without additional compensation. The Company also has made arrangements with brokerage firms, banks, nominees, and other fiduciaries that hold shares on behalf of others to forward proxy solicitation materials to the beneficial owners of such shares. The Company will reimburse such record holders for their reasonable out-of-pocket expenses.

PROPOSAL 1:

ELECTION OF DIRECTORS

The Company’s Board of Directors currently is comprised of 11 individuals, and is divided into three classes (designated “CLASS I,” “CLASS II,” and “CLASS III”), as nearly equal in number as possible, with each class serving a three-year term expiring at the third annual meeting of shareholders after its election. The term of the three current CLASS III directors will expire at the Annual Meeting. The Company’s Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Charles E. Sykes, Furman P. Bodenheimer, Jr., and William J. Meurer to stand for re-election as CLASS III directors, whose terms will all expire at the 2012 Annual Meeting of Shareholders.

In the event any nominee is unable to serve, the persons designated as proxies will cast votes for such other person in their discretion as a substitute nominee. The Board of Directors has no reason to believe that the nominees named herein will be unavailable or, if elected, will decline to serve.

The Board of Directors recommends the following nominees for election as directors in the Class specified and urges each shareholder to vote “FOR” the nominees. Executed proxies in the accompanying form will be voted at the Annual Meeting “FOR” the election as directors of the nominees named below, unless authority to do so is withheld.

DIRECTORS STANDING FOR ELECTION AT THE 2009 ANNUAL MEETING

CLASS III — TERM EXPIRES AT THE 2009 ANNUAL MEETING

Name	Age	Principal Occupation and Other Information

Charles E. Sykes	46	Charles E. Sykes was elected to the Board of Directors in August, 2004 to fill the vacancy created by the retirement of the Company’s founder and former Chairman, John H. Sykes. Mr. Charles Sykes joined the Company in September, 1986 and has served in numerous capacities throughout his years with the Company. Mr. Charles Sykes was appointed as Vice President of Sales, North America in 1999 and between the years of 2000 to 2003 served as Group Executive, Senior Vice President of Marketing and Global Alliances, and Senior Vice President of Global Operations. Mr. Sykes was appointed President and Chief Operating Officer in July, 2003 and was named President and Chief Executive Officer in August 2004. Mr. Sykes received his Bachelor of Science degree in mechanical engineering from North Carolina State University in 1985. Mr. Sykes serves on a number of community and charitable organizations, including the Board of Directors of America’s Second Harvest of Tampa (a community food bank), Vice Chair of the Board of Directors of the Tampa Chamber of Commerce, the Tampa Bay Partnership — Council of Governors, the Board of Trustees for the University of Tampa, the Hillsborough County Economic Development Committee and a member of the Board of Directors of A Baseball Community, Inc.
Furman P. Bodenheimer, Jr.	79	Furman P. Bodenheimer, Jr. was elected to the Board of Directors in 1991 and is a member of the Nominating and Corporate Governance Committee and the Finance Commitee. Mr. Bodenheimer has been President and Chief Executive Officer of Zickgraf Enterprises, Inc. and Nantahala Lumber in Franklin, North Carolina for more than the past five years. Mr. Bodenheimer is retired as president of the First Citizens Bank & Trust Company in North Carolina, where he was employed for 30 years.

Name	Age	Principal Occupation and Other Information

William J. Meurer	65	William J. Meurer was elected to the Board of Directors in October 2000 and is a member and Chairman of the Audit Committee and a member of the Finance Committee. Previously, Mr. Meurer was employed for 35 years with Arthur Andersen LLP where he served most recently as the Managing Partner for Arthur Andersen’s Central Florida operations. Since retiring from Arthur Andersen in 2000, Mr. Meurer has been a private investor and consultant. Mr. Meurer also serves on the Board of Trustees for St. Joseph’s Baptist Health Care and as a member of the Board of Directors of the Eagle Family of Funds, Tribridge, Inc., Walter Mortgage Company and Lifelink HealthCare Institite.

DIRECTORS WHOSE TERMS OF OFFICE CONTINUE

CLASS II — TERM EXPIRES AT THE 2010 ANNUAL MEETING

Name	Age	Principal Occupation and Other Information

Paul L. Whiting	65	Paul L. Whiting was elected to the Board of Directors in December of 2003 and was elected Chairman in August, 2004. He is also a member of the Board’s Audit Committee. Since 1997 Mr. Whiting has been President of Seabreeze Holdings, Inc., a privately held consulting and investment company. From 1991 through 1996, Mr. Whiting held various positions within Spalding & Evenflo Companies, Inc., including Chief Executive Officer. Presently, Mr. Whiting sits on the boards of TECO Energy, Inc., Florida Investment Advisors, Inc., The Bank of Tampa and its holding company, The Tampa Banking Co. Mr. Whiting also serves on the boards of various civic organizations, including, among others, the Academy Prep Center of Tampa, Inc., a full scholarship, private, college preparatory middle school for low-income children, where he is the Board President.
Mark C. Bozek	47	Mark C. Bozek was elected to the Board of Directors in August of 2003 and is a member and Chairman of the Compensation and Human Resource Development Committee. Mr. Bozek is the President of Galgos Entertainment, a privately held film production company which he founded in January 2003. From March 1997 until February 2003, Mr. Bozek served as the Chief Executive Officer of HSN (f/k/a Home Shopping Network). From April 1993 until February 1996, Mr. Bozek served as the Vice President of Broadcasting for QVC.

Name	Age	Principal Occupation and Other Information

Lt. Gen Michael DeLong (Retired)	63	Lt. General Michael DeLong (USMC Retired) was elected to the Board of Directors in September of 2003 and is a member of the Nominating and Corporate Governance Committee. Since October 2003, Lt. Gen. DeLong has served as Vice Chairman of Shaw Arabia Limited, President of Shaw CentCom Services, LLC, and Senior Vice President of the Shaw Group, Inc. On February 19, 2008, Lt. Gen. DeLong was named President of Boeing Middle East, Ltd. From 1967 until his retirement on November 1, 2003, Lt. Gen. DeLong led a distinguished military career, most recently serving as the Deputy Commander, United States Central Command at MacDill Air Force Base, Tampa, Florida. He holds a Master’s Degree in Industrial Management from Central Michigan University and an honorary Doctorate in Strategic Intelligence from the Joint Military Intelligence College and graduated from the Naval Academy as an Engineer. Lt. Gen. DeLong also serves as a director of AEBiofuels, Inc.
Iain A. Macdonald	64	Iain A. Macdonald was originally elected to the Board of Directors in 1998 and served until 2001, when he resigned for personal reasons. Mr. Macdonald was re-elected to the Board of Directors in May of 2004 and since then has been a member of the Audit Committee. During the past 10 years, Mr. Macdonald has served on the boards of a series of technology-based business ventures in the UK which he has assisted to develop and obtain funding. He is currently Chairman of Yakara plc, a developer of SMS telecommunications software solutions, and a member of the Board of Northern AIM VCT plc, which is a venture capital investment fund. In 2008, he became a Director of the Scottish Industrial Development Advisory Board, which assesses applications for assistance by the Scottish Government, and he joined the Board of Scottish Enterprise, Scotland’s economic development agency. Prior to joining the Company’s Board in 1998, Mr. Macdonald served as a director of McQueen International Ltd. from 1996 until its acquisition by the Company.

CLASS I — TERM EXPIRES AT THE 2011 ANNUAL MEETING

Name	Age	Principal Occupation and Other Information

H. Parks Helms	73	H. Parks Helms has served as a director of the Company since its inception in 1977 and is a member and Chairman of the Nominating and Corporate Governance Committee. Mr. Helms is President and Managing Partner of the law firm of Helms, Henderson & Associates, P.A., in Charlotte, North Carolina and has been with the firm, and its predecessor firm, Helms, Cannon, Henderson & Porter, P.A. for more than the past five years. Mr. Helms has held numerous political appointments and elected positions, including as a member of the North Carolina House of Representatives and as Chairman of the Mecklenburg County, North Carolina Board of County Commissioners.
Linda McClintock-Greco, M.D.	54	Linda McClintock-Greco, M.D. was elected to the Board of Directors in May of 1998 and is a member of the Nominating and Corporate Governance Committee. Dr. McClintock-Greco is currently the Medical Director and President of Age-Less Medicine, practicing quality of life and aesthetic medicine. From 1998 through 2005, Dr. McClintock-Greco was President and Chief Executive Officer of Greco & Assoc. Consulting, a healthcare consulting firm, and in that capacity served as the vice president of Medical Affairs for Entrusted Healthcare Management Services for the State of Florida. Until 1998, she served as Chief Executive Officer and Chief Medical Officer of Tampa General HealthPlan, Inc. (HealthEase) and had spent the past 11 years in the health care industry as both a private practitioner in Texas and a managed care executive serving as the Regional Medical Director with Humana Health Care Plan. Dr. McClintock-Greco serves on the Board of Directors of the Florida Association of Managed Care Organizations (FAMCO) . Dr. McClintock-Greco also serves on the board of several charitable organizations.

Name	Age	Principal Occupation and Other Information

James K. (Jack) Murray, Jr.	73	James K. Murray, Jr., was elected to the Board of Directors in May 2005 and is a member and Chairman of the Finance Committee and a member of the Compensation and Human Resource Development Committee. Mr. Murray currently serves as Chairman of Murray Corporation, a private venture capital enterprise based in Tampa, Florida. In 1970, Mr. Murray was one of the founders of a company that is today HealthPlan Services, Inc. and PlanVista, Inc., which was acquired by The Dun & Bradstreet Corporation (NYSE:DNB) in 1978. From 1978 through 1993, Mr. Murray served in various capacities for Dun & Bradstreet Corporation, including President of Dun & Bradstreet Credit Services, and from 1990 through 1993, served in various capacities including President, principal executive officer and Chairman for the Reuben H. Donnelley Corp., a publisher of telephone yellow pages. In 1994, Mr. Murray and several other financial partners acquired HealthPlan Services from Dun & Bradstreet. In May, 1995, HealthPlan Services became a public company and was listed on the New York Stock exchange. Mr. Murray retired from HealthPlan Services in 2000.
James S. MacLeod	61	James S. MacLeod was elected to the Board of Directors in May 2005 and is a member of the Compensation and Human Resource Development Committee and the Finance Committee. Mr. MacLeod has served as Managing Director of CoastalStates Bank in Hilton Head Island, South Carolina since February, 2004. Mr. MacLeod also serves on the Board of Directors of CoastalStates Bank and CoastalSouth Bancshares, its holding company. From June, 1982 to February, 2004, he held various positions at Mortgage Guaranty Insurance Corp in Milwaukee, Wisconsin, the last 7 years serving as its Executive Vice President. Mr. MacLeod has a Bachelor of Science degree in Economics from the University of Tampa, a Master of Science in Real Estate and Urban Affairs from Georgia State University and a Masters in City Planning from the Georgia Institute of Technology. Mr. MacLeod is currently a Trustee of the University of Tampa, Hilton Head Preparatory School and the Allianz Funds.

CORPORATE GOVERNANCE

The Company maintains a corporate governance page on its website which includes key information about its corporate governance initiatives, including its Corporate Governance Guidelines, Code of Ethics, and charters for the committees of the Board of Directors. The corporate governance page can be found at www.sykes.com/investors.asp, by clicking on “Corporate Governance.”

The Company’s policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of the Nasdaq Stock Market and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•	the Board of Directors has adopted clear corporate governance policies;

•	a majority of the board members are independent of the Company and its management;

•	all members of the key board committees — the Audit Committee, the Compensation and Human Resource Development Committee, the Finance Committee and the Nominating and Corporate Governance Committee — are independent;

•	the independent members of the Board of Directors meet regularly without the presence of management;

•	the Company has adopted a code of ethics that applies to all directors, officers and employees which is monitored by its Nominating and Corporate Governance Committee;

•	the charters of the Board committees clearly establish their respective roles and responsibilities; and

•	the Company’s Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company, including the Board and the Audit Committee, regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. These procedures are described under “Communications With Our Board” below.

Certain Relationships and Related Person Transactions

Review and Approval of Related Person Transactions

In order to ensure that material transactions and relationships involving a potential conflict of interest for any executive officer or director of the Company are in the best interests of the Company, under the Code of Ethics adopted by the Board of Directors for all of our employees and directors, all such conflicts of interest are required to be reported to the Board of Directors, and the approval of the Board of Directors must be obtained in advance for the Company to enter into any such transaction or relationship. Pursuant to the Code, no officer or employee of the Company may, on behalf of the Company, authorize or approve any transaction or relationship, or enter into any agreement, in which such officer or any member of his or her immediate family, may have a personal interest without such Board approval. Further, no officer or employee of the Company may, on behalf of the Company, authorize or approve any transaction or relationship, or enter into any agreement, if they are aware that an executive officer or a director of the Company, or any member of any such person’s family, may have a personal interest in such transaction or relationship, without such Board approval.

The Company’s Audit Committee reviews all conflict of interest transactions involving executive officers and directors of the Company, pursuant to its charter.

In the course of their review of a related party transaction, the Board and the Audit Committee considers:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the Company;

•	the importance of the transaction to the related person;

•	whether the transaction would impair the judgment of the director or executive officer to act in the best interests of the Company; and

•	any other matters the Board or Committee deems appropriate.

Any member of the Board or the Audit Committee who has a conflict of interest with respect to a transaction under review may not participate in the deliberations or vote respecting approval of the transaction, provided, however, that such director may be counted in determining the presence of a quorum.

Related Party Transactions

During the year ended December 31, 2008, the Company paid $185,810 to JHS Leasing of Tampa, Inc., an entity owned by Mr. John H. Sykes, former Chairman of the Board and Chief Executive Officer and current principal shareholder, for the use of its corporate aircraft. The lease of the aircraft is pursuant to a written agreement which has been approved by the Audit Committee and the Board. On a quarterly basis, the Audit Committee reviews a report which provides the details of each use of this aircraft by management, including the business purpose, the passengers, and the destination of each flight as well as the cost to the Company, to determine that each such use is in accordance with Company policy. On January 25, 2008, the Company entered into a real estate lease with Kingstree Office I, LLC, an entity controlled by Mr. John Sykes relating to the Company’s call center in Kingstree, South Carolina. On May 21, 2008 the Audit Committee of the Board reviewed this transaction and recommended approval to the full Board, which also approved the transaction. During the year ended December 31, 2008, the Company paid $346,456 to Kingstree Office I, LLC as rent on the Kingstree facility. On January 2, 2008, the Company entered into a Continuing Services Agreement in order to secure the services of David P. Reule, the Company’s former Sr. Vice President of Real Estate who retired on December 31, 2007. Upon retirement from the Company, Mr. Reule joined JHS Equity, LLC, a company controlled by Mr. John Sykes. Mr. Reule provided transitional services for the Company during 2008 primarily related to completion of a call center under construction at the time of his retirement, for which the Company paid $297,964 to JHS Equity, LLC during the year ended December 31, 2008. On May 21, 2008, the Audit Committee of the Board reviewed this transaction and recommended approval to the full Board, which also approved the transaction.

Director Independence

In accordance with NASDAQ rules, the Board affirmatively determines the independence of each director and nominee for election as a director in accordance with guidelines it has adopted, which include all elements of independence set forth in the NASDAQ listing standards. In conducting its evaluation of Mr. Whiting, the Board considered the Company’s consulting engagement of Mr. Whiting’s adult son, for which the compensation during each of the past two years has not exceeded $120,000. In conducting its evaluation of Mr. Macdonald, the Board considered the business the Company conducted with Yakara, plc, a company that supplies interactive text response solutions that automate inbound and outbound customer contacts. Mr. Macdonald serves as Chairman of the Board of Yakara, plc. The Board determined that the business conducted with Yakara, plc was not material. The Board has determined that neither of these arrangements are of a level requiring disclosure and do not affect the independence of the subject Board members. Based upon these standards, at its meeting held on March 26, 2009, the Board determined that each of the following non-employee directors is independent and has no material relationship with the Company, except as a director and shareholder of the Company:

(1)	Paul L. Whiting	(6)	Iain A. Macdonald
(2)	F. P. Bodenheimer, Jr.	(7)	James S. MacLeod
(3)	Mark C. Bozek	(8)	Linda McClintock-Greco, MD
(4)	Lt. Gen. Michael DeLong (Ret.)	(9)	William J. Meurer
(5)	H. Parks Helms	(10)	James K. Murray, Jr.

In addition, based on such standards, the Board affirmatively determined that Charles E. Sykes is not independent because he is the President and Chief Executive Officer of the Company.

Nominations for Directors

The Nominating and Corporate Governance Committee is responsible for screening potential director candidates and recommending qualified candidates to the Board for nomination. In connection with carrying out its responsibility to identify individuals qualified to become members of the Board of Directors, the Committee has developed and recommended to the Board of Directors guidelines and criteria as to the desired qualifications of candidates for nomination for election as a director of the Company. In accordance with our Corporate Governance Guidelines, such criteria include considerations of age, skill, integrity, experience, time availability, stock exchange listing standards, and applicable federal and state laws and regulations.

The Committee may use various sources for identifying and evaluating nominees for directors including referrals from our current directors, management and shareholders, as well as input from third party executive search firms retained at the Company’s expense. If the Committee retains one or more search firms, such firms may be asked to identify possible nominees, interview and screen such nominees and act as a liaison between the Committee and each nominee during the screening and evaluation process. The Committee will review the resume and qualifications of each candidate identified through any of the sources referenced above, and determine whether the candidate would add value to the Board. With respect to candidates that are determined by the Committee to be potential nominees, one or more members of the Committee will contact such candidates to determine the candidate’s general availability and interest in serving. Once it is determined that a candidate is a good prospect, the candidate will be invited to meet the full Committee which will conduct a personal interview with the candidate. During the interview, the Committee will evaluate whether the candidate meets the guidelines and criteria adopted by the Board, as well as exploring any special or unique qualifications, expertise and experience offered by the candidate and how such qualifications, expertise and/or experience may complement that of existing Board members. If the candidate is approved by the Committee, as a result of the Committee’s determination that the candidate will be able to add value to the Board and the candidate expresses his or her interest in serving on the Board, the Committee will then review its conclusions with the Board and recommend that the candidate be selected by the Board to stand for election by the shareholders or fill a vacancy or newly created position on the Board.

The three Class III directors whose terms expire at the Annual Meeting have all been nominated by the Committee to stand for re-election.

The Committee will consider qualified nominees recommended by shareholders who may submit recommendations to the Committee in care of our Corporate Secretary, 400 North Ashley Drive, Tampa, Florida 33602. Any shareholder nominating an individual for election as a director at an annual meeting must provide written notice to the Secretary of the Company, along with the information specified below, which notice must be received at the principal business office of the Company no later than the date designated for receipt of shareholders’ proposals as set forth in the Company’s proxy statement for its annual shareholders’ meeting. If there has been no such prior public disclosure, then to be timely, a shareholder’s nomination must be delivered to or mailed and received at the principal business office of the Company not less than 60 days nor more than 90 days prior to the annual meeting of shareholders; provided, however, that in the event that less than 70 days notice of the date of the meeting is given to the shareholders or prior public disclosure of the date of the meeting is made, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the annual meeting was mailed or such public disclosure was made.

To be considered by the Committee, shareholder nominations must be accompanied by: (1) the name, age, business and residence address of the nominee; (2) the principal occupation or employment of the nominee for at least the last five years and a description of the qualifications of the nominee; (3) the number of shares of our stock that are beneficially owned by the nominee; and (4) any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors under Regulation 14A of the Exchange Act, together with a written statement from the nominee that he or she is willing to be nominated and desires to serve, if elected. Also, the shareholder making the nomination should include: (1) his or her name and record address, together with the name and address of any other shareholder known to be supporting the nominee; and (2) the number of shares of our stock that are beneficially owned by the shareholder making the nomination and by any other supporting shareholders. Nominees for director who are recommended by our shareholders will be evaluated in the same manner as any other nominee for director.

We may require that the proposed nominee furnish us with other information as we may reasonably request to assist us in determining the eligibility of the proposed nominee to serve as a director. At any meeting of shareholders, the Chairman of the Board may disregard the purported nomination of any person not made in compliance with these procedures.

Communications with our Board

Shareholders and other parties interested in communicating with our Board of Directors may do so by writing to the Board of Directors, Sykes Enterprises, Incorporated, 400 N. Ashley Drive, Tampa, Florida 33602. Under the process for such communications established by the Board of Directors, the Senior Vice President and General Counsel of the Company reviews all such correspondence and regularly forwards to all members of the Board a summary of the correspondence. Directors may at any time review a log of all correspondence received by the Company that is addressed to the Board or any member of the Board and request copies of any such correspondence. Correspondence that, in the opinion of the Senior Vice President and General Counsel, relates to concerns or complaints regarding accounting, internal accounting controls and auditing matters is summarized and the summary and a copy of the correspondence is forwarded to the Chairman of the Audit Committee. Additionally, at the direction of the Audit Committee, the Company has established a worldwide toll free hotline administered by an independent third party through which employees may make anonymous submissions regarding questionable accounting or auditing matters. Reports of any anonymous submissions are sent to the Chairman of the Audit Committee and the Senior Vice President and General Counsel of the Company.

MEETINGS AND COMMITTEES OF THE BOARD

The Board

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all Board, committee and shareholders’ meetings. The Board met nine times during 2008, of which four were regularly scheduled meetings and five of which were unscheduled meetings. All directors attended at least 75% of the meetings of the Board and of the committees on which they served during the fiscal year ended December 31, 2008. All of the directors attended the 2008 Annual Meeting of Shareholders on May 21, 2008.

Committees of the Board

The Board has four standing committees to facilitate and assist the Board in the execution of its responsibilities. The Board may also establish special committees as needed to assist the Board with review and consideration of non-routine matters. The standing committees are the Audit Committee, Finance Committee, the Compensation and Human Resource Development Committee and the Nominating and Corporate Governance Committee. All the committees are comprised solely of non-employee, independent directors. Charters for each committee are available on the Company’s website at www.sykes.com by first clicking on “Investors” and then on “Corporate Governance.” The charter of each committee is also available in print to any shareholder who requests it. The table below shows membership for the entire year 2008 for each of the standing Board committees (since May 22, 2008 for the Finance Committee, which was first appointed by the Board on that date).

		Nominating and Corporate	Compensation and Human Resource
Audit Committee	Finance Committee	Governance Committee	Development Committee

William J. Meurer, Chair	James K. Murray, Jr., Chair	H. Parks Helms, Chair	Mark C. Bozek, Chair
Iain A. Macdonald	Furman P. Bodenheimer, Jr.	Dr. Linda McClintock-Greco	James K. Murray, Jr.
Paul L. Whiting	James S. MacLeod	Furman P. Bodenheimer, Jr.	James S. MacLeod
	William J. Meurer	Lt. Gen. Michael P. DeLong (Ret)

Audit Committee.  The Audit Committee serves as an independent and objective party to monitor the Company’s financial reporting process and internal control system. The Committee’s responsibilities, which are discussed in detail in its charter, include, among other things, the appointment, compensation, and oversight of the work of the Company’s independent auditing firm, as well as reviewing the independence, qualifications, and activities of the auditing firm. The Company’s independent auditing firm reports directly to the Committee. All proposed transactions between the Company and the Company’s officers and directors, or an entity in which a Company officer or director has a material interest, are reviewed by the Committee, and the approval of the Committee is required for such transactions. In 2008, the Audit Committee held eight meetings. The Board has determined that Mr. Meurer is an “audit committee financial expert” within the meaning of the rules of the Securities and Exchange Commission. The Committee is governed by a written charter, which is reviewed on an annual basis.

Finance Committee.  The principal purpose of the Finance Committee is to assist the Board of Directors in evaluating significant investments and other financial commitments by the Company. The Committee has the authority to review and make recommendations to the Board with respect to debt and equity limits, equity issuances, repurchases of Company stock or debt, policies relating to the use of derivatives, and proposed mergers, acquisitions, divestitures or investments by the Company that require approval by the full Board. The Committee also has authority to approve capital expenditures not previously approved by the Board of Directors. The level of authority applies to capital expenditures in excess of $2 million but less than $5 million. This authority is used and the Committee convened only when management recommends a decision prior to the next Board meeting. In 2008, the Finance Committee held five meetings. The Committee is governed by a written charter, which is reviewed on an annual basis.

Nominating and Corporate Governance Committee.  The purpose of the Nominating and Corporate Governance Committee is to: (a) identify individuals qualified to become members of the Board of Directors of the Company and its subsidiaries; (b) recommend to the Board of Directors director nominees for election at the annual meeting of shareholders or for election by the Board of Directors to fill open seats between annual meetings;

(c) recommend to the Board of Directors committee appointments for directors; (c) develop and recommend to the Board of Directors corporate governance guidelines applicable to the Company; and (d) monitor the Company’s compliance with good corporate governance standards. In 2008, the Nominating and Corporate Governance Committee held four meetings. The Committee is governed by a written charter, which is reviewed on an annual basis.

Compensation and Human Resource Development Committee.  The Compensation and Human Resource Development Committee’s responsibilities, which are discussed in detail in its charter, include, among other things, the establishment of the base salary, incentive compensation and any other compensation for the Company’s President and Chief Executive Officer, and to review and approve the President and Chief Executive Officer’s recommendations for the compensation of certain executive officers reporting to him. This Committee also monitors the Company’s management incentive cash and equity based bonus compensation arrangements and other executive officer benefits, and evaluates and recommends the compensation policy for the non-employee directors to the full Board for consideration and approval. The Company engaged Mercer Human Resource Consulting to conduct a review of its total compensation program for executive officers and to assist the Committee in establishing a competitive compensation program for its executive officers that motivates performance and that is aligned with the interests of its shareholders. This Committee is also responsible for providing oversight and direction regarding the Company’s employee health and welfare benefit programs as well as training and development. In 2008, the Committee held eight meetings. The Committee is governed by a written charter, which is reviewed on an annual basis.

Compensation Committee Interlocks and Insider Participation

None

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The Compensation and Human Resource Development Committee (referred to in this Analysis as the “Committee”) of the Board has been charged with the responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The Committee’s goal is to ensure that the form and amount of compensation and benefits paid to its senior leadership team, specifically including the named executive officers, is fair, reasonable and sufficiently competitive to attract and maintain high quality executives who can lead the Company to achieve the goals that the Board believes will maximize shareholder value. Executive compensation matters are first considered by the Committee, which then makes recommendations to the Board, which then considers and approves or disapproves the Committee’s recommendations. As it relates to the compensation of the Company’s CEO, the Committee meets first with the CEO to obtain information regarding performance, objectives and expectations, discusses the matter with the Board and then makes a final compensation determination.

Compensation Philosophy and Objectives

The Committee believes that the most effective executive compensation program is one that is designed to enhance shareholder value by attracting and retaining the talent and experience best suited to manage, guide and build our business. This requires fair and competitive base salaries and benefits designed to attract qualified executives, as well as carefully designed bonus compensation strategies designed to link the interests of the executives to the long-term interests of our shareholders. In evaluating and determining the complete compensation packages for the Company’s executive officers generally, and the named executive officers specifically, the Committee reviews relevant market data provided by its consultant which includes an evaluation of the multiple components of the executive compensation and benefit packages paid to similarly situated executives of similarly situated peer companies. The Committee believes that the incentive bonus component of the executive compensation program has the potential to significantly influence the achievement of strategic goals of the Company, but to do that, must be carefully designed with those goals in mind. The Committee believes that this is best accomplished by rewarding the Company’s executives with a combination of cash and a meaningful component of stock-based compensation for the Company’s achievement of specific and pre-determined annual, long-term and strategic goals, and to withhold payment of that component of compensation if those goals are not achieved.

Setting Executive Compensation

Based on the foregoing objectives, the Committee has structured the Company’s annual and long-term incentive-based cash and non-cash executive compensation program to motivate executives to achieve the business goals set by the Company and reward the executives for achieving those goals. The Committee meets on at least an annual basis with the Chief Executive Officer and representatives of Human Resources which together recommends a compensation outline for the executive management team other than the Chief Executive Officer. In furtherance of these goals, the Committee engaged Mercer Human Resource Consulting, a division of Marsh & McLennan Companies (“Mercer”), to conduct a review of its total compensation program for all executive officers specifically including the President and Chief Executive Officer and the Chief Financial Officer as well as the other named executive officers. Mercer provided the Committee with relevant market data and alternatives to consider when making compensation decisions for the President and Chief Executive Officer, and on the recommendations being made by management for executives other than the President and Chief Executive Officer.

In making its compensation decisions for 2008, the Committee compared each element of total compensation against a peer group of thirteen (13) other publicly traded companies which the Committee believes compete with the Company in the customer contact management segment and for executive talent as well (the “Compensation Peer Group”). The composition of the Compensation Peer Group will be reviewed annually to determine whether there are new companies which should be added, or existing companies which should be deleted. The other companies included in the Compensation Peer Group and used as the basis for comparison and analysis by the Committee for fiscal year 2008 were:

• Genpact, Ltd.	• StarTek, Inc.
• Kforce, Inc.	• TechTeam Global, Inc.
• ExlService Holdings, Inc.	• Alliance Data Systems
• Convergys Corporation	• TeleTech Holdings, Inc.
• ICT Group, Inc.	• APAC Customer Services, Inc.
• MPS Group, Inc.	• Spherion Corp.
• Etelecare Global Solutions

As a result of the Committee’s belief that incentive compensation for its executives should be directly related to the Company’s performance, the Committee requested that Mercer perform a comparison of 4 general categories, (growth measures, margin measures, return measures and shareholder measures) which included 15 specific performance metrics of the Company on both a 1-year and 3-year comparison against the Compensation Peer Group. The growth performance metrics measured were: (a) revenue, (b) net income, (c) free cash flow, (d) diluted EPS, and (e) EBITDA. The margin performance metrics measured were: (a) gross profit, (b) net profit, (c) operating income, and (d) EBITDA. The return metrics measured were: (a) return on capital, (b) return on average equity, and (c) return on average assets. The shareholder performance metrics measured were: (a) total shareholder return as of 12/31/07, (b) total shareholder return as of 6/30/08 and (c) profit to earnings ratio as of 12/31/07. Based upon fiscal year end 2007 figures, the Company exceeded the Compensation Peer Group growth measure performance at the 50th percentile in one (1) of the five (5) measured metrics and at the 75th percentile on another on a 1-year comparison, and exceeded the Compensation Peer Group on three (3) of the four (4) measured metrics at the 75th percentile on a 3-year comparison. The Company exceeded the Compensation Peer Group margin measure performance at the 50th percentile in three (3) of the four (4) measured metrics, and at the 75th percentile on the other on a 1-year comparison, and exceeded the Compensation Peer Group margin measure performance at the 50th percentile on two (2) of the measured metrics, and at the 75th percentile on the other two (2) measured metrics on a 3-year comparison. The Company exceeded the Compensation Peer Group return measure performance at the 50th percentile on one (1) of the three (3) measured metrics, and at the 75th percentile on the other two (2) measured metrics on a 1-year comparison, and exceeded the Compensation Peer Group at the 75th percentile on all three measured metrics on a 3-year comparison. The Company exceeded the Compensation Peer Group shareholder measure performance at the 50th percentile on two (2) of the three (3) measured metrics, and at the 75th percentile on the other on a 1-year comparison, and exceeded the Compensation Peer Group at the 50th percentile on (1) of the measured metrics, and at the 75th percentile on the other two (2) on a 3-year comparison. Based upon the measures and weightings used by Mercer in its analysis, the Company exceeded the performance of the Compensation Peer Group’s overall performance at the 50th percentile on a 1-year comparison, and at the 75th percentile on a 3-year comparison.

When comparing the average aggregate total cash compensation paid by the Company in 2007 to its top four (4) highest paid proxy-named executive officers to that paid by the Compensation Peer Group, the Company ranked in the 50th percentile, with the Chief Executive Officer ranking just above the 25th percentile. Average current salaries of the Company’s named executive officers, and the entire executive management team, are also at the 50th percentile of the Compensation Peer Group, with the Chief Executive Officer ranking just above the 25th percentile. When comparing average aggregate total direct compensation paid by the Company in 2007 to its top four (4) highest paid proxy-named executive officers to that paid by the Compensation Peer Group, the Company also ranked in the 50th percentile, with the Chief Executive Officer ranking between the 25th percentile and the 50th percentile.

The Committee believes that it should generally set compensation of its executives in the general range of 80% to 120% of the 50th percentile of compensation paid to similarly situated executives of the companies comprising the Compensation Peer Group. However, variations from this objective may occur as dictated by the experience level of the individual and other market factors. The Committee recognizes, however, that long – term, equity incentive compensation awards may lift the total direct compensation of its executives above the 50th percentile of the Compensation Peer Group, but if that occurs, it will be as a result of the Company’s achievement of long term goals specifically targeted at increasing shareholder value.

A significant percentage of total compensation to our senior executives is allocated to performance-based incentives as a result of the philosophy mentioned above. Although there is no pre-established policy for the allocation between either cash and non-cash or short-term and long-term performance-based incentive compensation, in 2008 the Committee (upon the advice of Mercer) continued the structure utilized in 2007, which determined performance-based incentives as a percentage of base salary validated against current market data. The recommendations provided by Mercer were based upon a review of the peer group and industry standards, together with of each of the senior executive’s existing compensation and performance as relayed by the Chief Executive Officer. Income from such incentive compensation is realized as a result of the performance of the Company or the individual, depending on the type of award, compared to established goals. During the three (3) years prior to 2006, the compensation granted by the Committee to our senior executives was almost exclusively in the form of cash. Beginning in 2006, the Committee determined that to be effective over the long term, the compensation policy of the Company must require that a significant portion of total direct compensation be in the form of long-term equity incentive grants and, therefore, a significant percentage of total direct compensation to our executive officers in fiscal years 2007 and 2008 was in the form of non-cash, long-term equity incentive awards.

Elements of Compensation

The current compensation program for our executives includes several direct compensation components. Those components are base salary, annual cash incentive awards and equity-based incentive awards, which are currently granted in the form of performance-based restricted stock (or restricted stock units), time-vested restricted stock and stock appreciation rights. Our executives are also permitted to participate in our 401(k) plan which is available to all employees, as well as our non-qualified executive deferred compensation plan. The purpose of the deferred compensation plan is to provide our executives with the ability to take advantage of tax deferred savings which may not be fully available to them under our 401(k) plan.

Base Salary

Base salary is designed to provide each executive with a fixed amount of annual compensation that is competitive with the marketplace. Having a certain level of fixed compensation provides stability which allows our executives to remain focused on business issues. Base salaries for the named executive officers are determined for each executive based on his or her position and responsibility by using market data provided to the Committee by Mercer. Base salary ranges of our executives are designed so that salary opportunities for a given position will be approximately between 80% and 120% of the midpoint of the base salaries of similarly positioned executives in the Compensation Peer Group. During its review of base salaries for executives, the Committee primarily considers (a) the market data provided by Mercer, (b) internal review of the executive’s compensation, both individually and relative to other officers, and (c) individual performance of the executive. Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility. Merit based increases to salaries of our executive leadership team, other than the President and Chief Executive Officer, are based on the Committee’s assessment of the individual’s performance, with input from the President and Chief Executive Officer.

Performance-Based Annual Cash Incentive Compensation

The annual cash incentive component of the total direct compensation paid to our executive leadership team is designed to reward achievement of pre-determined annual corporate, and sometimes individual, performance goals. The annual incentive awards are designed to reward current performance by basing payment on the achievement of quantifiable performance measures that reflect contributions to the success of our business. The annual incentive program is intended to encourage actions by the executives that contribute directly to our operating and financial results. In fiscal year 2008, the annual cash incentive component of total direct compensation paid to the President and Chief Executive Officer, and all other executive officers, was determined based solely upon the achievement of pre-determined corporate financial goals.

At the beginning of the year, the Committee sets minimum, target and maximum levels for the portion of the cash incentive component of total direct compensation that is determined by reference to corporate financial performance. Threshold performance represents the minimum performance that still warrants incentive recognition for that particular goal, and is paid at 50% of the target award level. Maximum performance represents the highest level likely to be attained and is paid at 150% of the target award level. No annual performance based cash incentive compensation determined by reference to corporate financial performance is paid to any executive of the Company if our financial results do not exceed the threshold determined for that year. At the beginning of each year, the Committee also sets the award percentage tied to salary for the President and Chief Executive Officer and recommends an award percentage for each of the other members of the executive leadership team that they will receive if the performance goals are met. The Committee’s goal in setting target award levels is to create a compensation program such that the potential incentive awards, when combined with each officer’s base salary, will provide a fully competitive total cash compensation opportunity, with the portion of compensation “at risk” (i.e., the target award level) being reflective of the level of that officer’s accountability for contributing to bottom line financial results, and the degree of influence that officer has over results. In setting these percentages, the Committee considers these factors as well as data from the market assessment provided by Mercer. In 2008, the target award percentages were set at 75% of base salary for the President and Chief Executive Officer, 60% (increased to 70% as of Sept. 28, 2008) of base salary for the Chief Financial Officer, and between 40% and 60% of base salary for each of the other named executive officers and members of the executive leadership team.

For fiscal year 2008, the Committee established the target financial goal of the Company on which the annual performance based cash incentive compensation awards would be based as $52,853,000 of consolidated earnings before taxes. The amount each named executive officer received in 2008 under our annual performance based cash incentive compensation program has been reported in the Summary Compensation Table in the Non-Equity Incentive Compensation column. In years prior to 2006, these amounts were reported under the bonus column of the predecessor to the Summary Compensation Table.

Each of the named executive officers for the fiscal year ended December 31, 2008, received the following payments in March 2009 as payment of the annual cash performance bonus earned for fiscal year 2008 performance.

2008 Annual Cash
Name	Performance Bonus

Charles E. Sykes	$465,000
W. Michael Kipphut	$290,282
James C. Hobby	$202,374
Lawrence R. Zingale	$206,217
David L. Pearson	$145,555

Performance-Based, Long-Term, Equity Incentive Compensation

The long-term, performance-based equity incentive compensation component of total direct compensation for our executives is designed to encourage them to focus on long-term Company performance and provides an opportunity for executive officers and certain designated key employees to increase their stake in the Company through grants of the Company’s common stock based on a three-year performance cycle. The Committee currently utilizes a combination of restricted stock (or restricted stock units for executives and key employees in foreign countries who would suffer unfavorable tax consequences due to local tax laws if they were to receive restricted stock) and stock appreciation rights (“SARs”). The Company has not issued stock options since 2003. By using a mix of restricted stock and SARs, the Company is able to compensate executives for sustained increases in the Company’s stock performance. The restricted stock component is only earned when certain Company financial performance goals are attained, and the full value is maximized when the value of the Company’s stock increases. The SARs awarded to executive officers represent the right to receive, on the specified dates, that number of shares of the Company’s common stock determined by dividing (i) the total number of shares of stock subject to the SAR being exercised by the Participant, multiplied by the amount by which the fair market value of a share of the Company’s common stock on the day the right is exercised exceeds the fair market value of a share of the Company’s common stock on the date of grant of the SAR (the “Spread”), by (ii) the fair market value of a share of the Company’s common stock on the exercise date. The Committee believes both of these components of performance-based long-term equity incentive compensation directly align the interests of the Company’s executives with the interests of its shareholders. The Committee’s goal in setting target long-term equity incentive award levels is to create a complete compensation program, such that the potential annual cash and long-term equity incentive awards, when combined with each officer’s base salary, will provide a fully competitive total compensation opportunity, with there being a significant portion of potential compensation “at risk.” In setting award percentages (which are tied to salary), the Committee considers the level of each officer’s accountability for contributing to bottom line financial results, and the degree of influence that officer has over results, as well as data from the market assessment provided by Mercer. The Committee first utilized this method for determining long-term incentive compensation on a three-year performance cycle for the performance cycle beginning January 1, 2005.

2005 through 2007 Performance Cycle.  In May, 2006, the Committee established the target level of Company financial performance for the performance-based long-term equity incentive component of total direct compensation that would be used to determine awards to certain of the named executive officers and other executive officers for the three-year performance cycle beginning on January 1, 2005 and ending on December 31, 2007. For this three-year performance cycle, the awards were only to be paid if the Company reached the established target level of financial performance, and in that event, the payment would be made at 100% of the established awards. There was no opportunity for the participating executives to earn more than that amount under the long-term equity incentive component of compensation for this three-year measurement cycle. For the three-year performance cycle beginning in fiscal year 2005, the Committee made awards of performance-based restricted stock (or restricted stock units, as the case may be) and cash only. The target award percentages were set at 60% of base salary for both the President and Chief Executive Officer and the Chief Financial Officer, and between 35% and 50% of base salary for each of the other named executive officers and members of the executive leadership team. Twenty five (25) percent of the full award value was to be paid in cash to alleviate some of the tax burden associated with the delivery of the stock. The financial targets were achieved and the stock was delivered to the award recipients on April 1, 2008.

2006 through 2008 Performance Cycle.  In May, 2006, the Committee also established minimum, target and maximum Company financial performance levels for the performance-based long-term equity incentive component of total direct compensation that would be used to determine awards to certain of the named executive officers, other executive officers and certain key employees for the three-year performance cycle beginning on January 1, 2006 and ending on December 31, 2008. Threshold performance represented the minimum performance that would still warrant incentive recognition for that particular goal, and would be paid at 80% of the target award level. Maximum performance represented the highest level likely to be attained and would be paid at 150% of the target award level. For the three-year performance cycle beginning in fiscal year 2006, the Committee made awards of performance-based restricted stock (or restricted stock units as the case may be) and time vesting SARs. The target award percentages for performance based restricted stock were set at 133% of base salary for the President and Chief Executive Officer, 80% of base salary for the Chief Financial Officer, and between 20% and 67% of base salary for each of the other named executive officers, members of the executive leadership team and other key employees. The target award percentages for SARs were set at 67% of base salary for the President and Chief Executive Officer, 40% of base salary for the Chief Financial Officer, and between 20% and 33% of base salary for each of the other named executive officers and members of the executive leadership team. The target goal for two thirds of the performance-based restricted share awards was established by the Committee to be that income from operations of the Company, as reported in its audited Consolidated Statement of Operations, had increased during fiscal years 2006, 2007 and 2008 (measured as of December 31, 2008) at least in an amount equal to 10% compounded annual growth over the amount reported for the 2005 fiscal year. The target goal for one third of the performance-based restricted share awards is that gross revenue from operations of the Company, as reported in its audited Consolidated Statements of Operations, had increased during fiscal years 2006, 2007 and 2008 (measured as of December 31, 2008) at least in an amount equal to 4% compounded annual growth over the amount reported for the 2005 fiscal year. The SAR awards vested in equal one third amounts based upon the executive being employed by the Company on each of March 29, 2007, March 29, 2008 and March 29, 2009. The financial targets were achieved at the 150% level and the stock was delivered to the award recipients on March 30, 2009.

2007 through 2009 Performance Cycle.  In December, 2006, the Committee established minimum, target and maximum Company financial performance levels for the performance-based long-term equity incentive component of total direct compensation that will be used to determine awards to certain of the named executive officers, other executive officers and certain key employees for the three-year performance cycle beginning on January 1, 2007 and ending on December 31, 2009. Threshold performance represents the minimum performance that still warrants incentive recognition for that particular goal, and is paid at 80% of the target award level. Maximum performance represents the highest level likely to be attained and is paid at 150% of the target award level. None of the restricted stock awards will vest and be delivered to any executive of the Company if our financial results do not exceed the threshold determined for that three-year measurement period. For the three-year performance cycle beginning in fiscal year 2007, the Committee made awards of performance-based restricted stock (or restricted stock units as the case may be) and time vesting SARs. The target award percentages for performance based restricted stock were set at 133% of base salary for the President and Chief Executive Officer, 80% of base salary for the Chief Financial Officer, and between 20% and 67% of base salary for each of the other named executive officers, members of the executive leadership team and other key employees. The target award percentages for SARs were set at 67% of base salary for the President and Chief Executive Officer, 40% of base salary for the Chief Financial Officer, and between 20% and 33% of base salary for each of the other named executive officers and members of the executive leadership team. The target goal for two thirds of the performance-based restricted share awards was established by the Committee to be that income from operations of the Company, as reported in its audited Consolidated Statement of Operations during fiscal years 2007, 2008 and 2009 (measured from January 1, 2007 through December 31, 2009) equals at least $110,210,000. The target goal for one third of the performance-based restricted share awards is that gross revenue from operations of the Company, as reported in its audited Consolidated Statements of Operations (measured from January 1, 2007 through December 31, 2009) equals at least $1,992,000,000. The SAR awards vest in equal one third amounts based upon the executive being employed by the Company on each of March 29, 2008, March 29, 2009 and March 29, 2010.

2008 through 2010 Performance Cycle.  In December, 2007, the Committee established minimum, target and maximum Company financial performance levels for the performance-based long-term equity incentive component of total direct compensation that will be used to determine awards to certain of the named executive officers, other executive officers and certain key employees for the three-year performance cycle beginning on January 1, 2008 and ending on December 31, 2010. Threshold performance represents the minimum performance that still warrants incentive recognition for that particular goal, and is paid at 80% of the target award level. Maximum performance represents the highest level likely to be attained and is paid at 150% of the target award level. None of the restricted stock awards will vest and be delivered to any executive of the Company if our financial results do not exceed the threshold determined for that three-year measurement period. For the three-year performance cycle beginning in fiscal year 2008, the Committee made awards of performance-based restricted stock (or restricted stock units as the case may be) and time vesting SARs. The target award percentages for performance based restricted stock were set at 133% of base salary for the President and Chief Executive Officer, 80% of base salary for the Chief Financial

Officer, and between 20% and 67% of base salary for each of the other named executive officers, members of the executive leadership team and other key employees. The target award percentages for SARs were set at 67% of base salary for the President and Chief Executive Officer, 40% of base salary for the Chief Financial Officer, and between 20% and 33% of base salary for each of the other named executive officers and members of the executive leadership team. The target goal for two thirds of the performance-based restricted share awards was established by the Committee to be that income from operations of the Company, as reported in its audited Consolidated Statement of Operations, during fiscal years 2008, 2009 and 2010 (measured from January 1, 2008 through December 31, 2010) equals at least $183,720,000. The target goal for one third of the performance-based restricted share awards is that gross revenue from operations of the Company, as reported in its audited Consolidated Statements of Operations during fiscal years 2008, 2009 and 2010 (measured from January 1, 2008 through December 31, 2010) equals at least $2,388,953,000. The SAR awards vest in equal one third amounts based upon the executive being employed by the Company on each of January 2, 2009, January 2, 2010 and January 2, 2011.

2009 through 2011 Performance Cycle.  In December, 2008, the Committee established minimum, target and maximum Company financial performance levels for the performance-based long-term equity incentive component of total direct compensation that will be used to determine awards to certain of the named executive officers, other executive officers and certain key employees for the three-year performance cycle beginning on January 1, 2009 and ending on December 31, 2011. Threshold performance represents the minimum performance that still warrants incentive recognition for that particular goal, and is paid at 80% of the target award level. Maximum performance represents the highest level likely to be attained and is paid at 150% of the target award level. None of the restricted stock awards will vest and be delivered to any executive of the Company if our financial results do not exceed the threshold determined for that three-year measurement period. For the three-year performance cycle beginning in fiscal year 2009, the Committee made awards of performance-based restricted stock (or restricted stock units as the case may be) and time vesting SARs. The target award percentages for performance based restricted stock were set at 183% of base salary for the President and Chief Executive Officer, 93% of base salary for the Chief Financial Officer, and between 20% and 93% of base salary for each of the other named executive officers, members of the executive leadership team and other key employees. The target award percentages for SARs were set at 92% of base salary for the President and Chief Executive Officer, 47% of base salary for the Chief Financial Officer, and between 23% and 47% of base salary for each of the other named executive officers and members of the executive leadership team. The target goal for two thirds of the performance-based restricted share awards was established by the Committee to be that income from operations of the Company, as reported in its audited Consolidated Statement of Operations, during fiscal years 2009, 2010 and 2011 (measured from January 1, 2009 through December 31, 2011) equals at least $230,351,000. The target goal for one third of the performance-based restricted share awards is that gross revenue from operations of the Company, as reported in its audited Consolidated Statements of Operations during fiscal years 2009, 2010 and 2011 (measured from January 1, 2009 through December 31, 2011) equals at least $2,821,514,000. The SAR awards vest in equal one third amounts based upon the executive being employed by the Company on each of January 5, 2010, January 5, 2011 and January 5, 2012.

The amount each named executive officer received in 2008 as performance-based long-term equity incentive compensation for the three-year measurement period beginning in 2008 has been reported in the summary compensation table in the Stock Awards column.

Executive Deferred Compensation

Participation in the Executive Deferred Compensation Plan (the “DC Plan”) is limited to employees at the Director level and above within the Company’s organizational structure (currently, in ascending order, Directors, Senior Directors, Executive Directors, Vice Presidents, Senior Vice Presidents, and the President). Participants in

the DC Plan may elect to defer any amount of base compensation and bonus. The Company matches a portion of amounts deferred by participants at the level of Vice President and above on a quarterly basis as follows: 50% match on salary deferred, up to a total match of $12,000.00 per year for Senior Vice Presidents and above and $7,500.00 per year for Vice Presidents. No match is made on deferrals by other participants. The matching contributions made to the DC Plan by the Company are made in the form of Company common stock.

Compensation deferred by a participant while participating in the DC Plan is deferred until such participant’s retirement, termination, disability or death, or a change in control of the Company, as defined in the DC Plan, and in such event is paid out to the participant or his beneficiary. Under current tax law, a participant does not recognize income with respect to deferred compensation until it is paid to him or her. Upon payment, the participant will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the shares of stock received, and the Company will be entitled to a deduction equal to the income recognized by the participant.

Distributions of the participants’ deferred compensation and Company stock contributed as matching contributions is made as soon as administratively feasible six months after retirement or termination of employment, unless the participant dies or becomes disabled while still an employee, in which case both distributions are made on the first day of the second month following the death or disability.

In the event the participant terminates employment (for reasons other than death, disability or retirement) without participating in the DC Plan for three years, the matching contributions and earnings attributable thereto are forfeited. In the event that a participant terminates employment after three years but less than five years of participation in the DC Plan, the participant forfeits 67% of the matching contribution and earnings. In the event a participant terminates employment after five years but less than seven years of participation in the DC Plan, the participant forfeits 33% of the matching contribution and earnings. In the event a participant terminates employment after seven years of participation in the DC Plan, the participant is entitled to retain all of the matching contribution and earnings.

In the event of a distribution of benefits as a result of a change in control, the Company will increase the benefits for the Senior Vice Presidents and the President by an amount sufficient to offset the income tax obligations created by the distribution of benefits.

Participants forfeit undistributed matching contributions if the participant is terminated for “cause” as defined in the DC Plan or the participant enters into a business or employment which the Company’s Chief Executive Officer determines to be in violation of any non-compete agreement between the participant and the Company.

Other Elements of Compensation

For our named executive officers, the amount of compensation shown under the Other Compensation column of the Summary Compensation Table represents less than 2% of their total compensation for the year. These amounts represented mainly Company matches to the DC Plan, excess group term life insurance premiums and additional compensation paid to executive employees related to health and welfare benefits. We also have change of control provisions in the employment agreements with our President and Chief Executive Officer, and our Chief Financial Officer, as well as in all of the equity incentive agreements with all of our executives and key employees. The change of control provisions in the two employment agreements are “double-trigger” arrangements, meaning that payments are only made if there is a change in control of the Company and the officer’s employment is terminated without cause, or the officer terminates employment for good reason, as such terms are defined in their respective employment agreements. All of our employment agreements with the named executive officers, and the other executive officers, contain severance agreements ranging from one to three years in the event of termination by the Company other than for cause. These agreements are discussed in greater detail on page 33 under “Potential

Payments Upon Termination or Change of Control.” We believe that providing these agreements helps increase our ability to attract, retain and motivate highly qualified management personnel and encourage their continued dedication without distraction from concerns over job security relating, among other things, to a change in control of the Company.

Perquisites and Other Personal Benefits

The Company provides named executive officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.

The named executive officers are permitted to fly in business class when traveling overseas on business and are permitted to attend sporting events utilizing Company paid tickets that are not otherwise utilized in connection with business development.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 per year that is paid to certain individuals. The Company believes that compensation paid under the management incentive plans is generally fully deductible for federal income tax purposes. However, in certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.

Nonqualified Deferred Compensation

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. Final regulations have now become effective and the Company has amended its agreements containing deferred compensation components to comply with those regulations. A more detailed discussion of the Company’s nonqualified deferred compensation arrangements is provided beginning on page 31 under the heading “Nonqualified Deferred Compensation.”

Accounting for Equity Based Compensation

Beginning on January 1, 2006, the Company began accounting for stock-based payments, including those under its long-term incentive programs, in accordance with the requirements of FASB Statement 123(R).

Stock Ownership Guidelines

The Board has adopted stock ownership guidelines for the named executive officers and other members of the senior management team, which vary by position from 150% to 400% of base salary. These guidelines, which allow the executives five (5) years beginning January 1, 2008 to acquire this amount of stock, were adopted in 2006. The Committee will review share ownership of the Company’s executives on an annual basis to ensure that the executive officers are aware of where each stands in relation to the established guidelines. For purposes of the guidelines, stock ownership includes fully vested stock options, directly held common stock, time-vested restricted stock, performance shares and indirectly held shares that are considered beneficially owned under applicable SEC rules. We believe that these guidelines are appropriate to encourage our executive officers to hold a sufficient amount of our equity to create a mutuality of interest between our executive officers and our shareholders. These guidelines are aspirational in nature, but the Committee will review the status of officer stock ownership on an annual basis to monitor compliance.

COMPENSATION AND HUMAN RESOURCE DEVELOPMENT COMMITTEE REPORT

The Compensation and Human Resource Development Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation and Human Resource Development Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION AND HUMAN RESOURCE DEVELOPMENT COMMITTEE

Mark C. Bozek, Chairman
James K. Murray, Jr.
James S. MacLeod

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid to, or earned by, each of the named executive officers for the fiscal years ending December 31, 2008, December 31, 2007 and December 31, 2006. The Company has entered into employment agreements with each of the named executive officers which are summarized under the section entitled “Employment Agreements” below. When setting the total compensation for each of the named executive officers, the Committee considers all of the executive’s current compensation, including equity and non-equity based compensation.

Except for the signing bonus paid to Mr. Zingale in 2006, the named executive officers were not entitled to receive payments which would be characterized as “Bonus” payments for the fiscal years ended December 31, 2008, December 31, 2007 and December 31, 2006. Amounts listed under column (g), “Non-Equity Incentive Plan Compensation” were paid in accordance with parameters determined by the Committee at its December 5, 2007, December 21, 2006 and March 15, 2006 meetings, respectively, and were paid in March, 2009, March, 2008 and March, 2007, respectively.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
							Change in
							Pension Value
							and
						Non-Equity	Nonqualified
				Stock	Option	Incentive Plan	Deferred	All Other
				Awards	Awards	Compensation	Compensation	Compensation
		Salary	Bonus	($)	($)	($)	Earnings	($)	Total
Name and Principal Position	Year	($)	($)	(1)	(2)	(3)	($)	(4)	($)

Charles E. Sykes	2008	500,000	0	999,084	323,496	473,797	0	25,401	2,321,778
President and Chief Executive	2007	500,000	0	750,324	219,600	505,150	0	24,995	2,000,069
Officer	2006	518,990	0	321,413	86,705	590,103	0	14,144	1,531,355
W. Michael Kipphut	2008	374,558	0	448,613	142,798	295,780	0	32,949	1,294,698
Senior Vice President & Chief	2007	368,500	0	358,798	96,855	299,125	0	33,522	1,156,800
Financial Officer	2006	368,500	0	162,546	38,150	348,902	0	29,060	947,158
James C. Hobby	2008	310,866	0	298,277	94,767	205,893	0	23,063	932,866
Senior Vice President — Global	2007	303,270	0	232,894	63,078	205,185	0	21,684	826,111
Operations	2006	275,000	0	102,626	23,488	217,291	0	23,125	641,530
Lawrence R. Zingale(5)	2008	316,769	0	294,792	98,146	206,217	0	15,677	931,601
Senior Vice President — Global	2007	305,000	0	185,244	66,457	190,625	0	20,542	767,868
Sales and Client Management	2006	286,231	25,000	64,839	26,050	228,750	0	86,143	717,013
David L. Pearson	2008	234,765	0	139,028	41,998	149,074	0	23,654	588,519
Senior Vice President —	2007	211,923	0	134,544	20,377	147,012	0	23,694	537,550
Information Technology	2006	210,000	0	70,817	17,936	168,541	0	23,045	490,339

(1)	The amounts in column (e) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2008, December 31, 2007 and December 31, 2006, in accordance with FAS 123(R), of awards pursuant to long term incentive bonus programs established by the Compensation and Human Resource Development Committee, and thus may include amounts from awards granted in and prior to the respective years. Assumptions used in the calculation of these amounts are included in footnotes 1 and 23 to the Company’s audited financial statements for the fiscal year ended December 31, 2008, footnotes 1 and 23 to the Company’s audited financial statements for the fiscal year ended December 31, 2007, and footnotes 1 and 20 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Reports on Form 10-K filed with the Securities and Exchange Commission on March 10, 2009, March 13, 2008 and March 13, 2007, respectively.

(2)	The amounts shown in column (f) represent stock appreciation rights granted as part of long-term, equity-based incentive awards.

(3)	The amounts in column (g) reflect the cash awards to the named individuals pursuant to annual performance based incentive programs established by the Committee and discussed in more detail on page 16 under the heading “Performance Based Annual Cash Incentive Compensation.”

(4)	The amount shown in column (i) reflects for each named executive officer:

•	matching contributions allocated by the Company to each of the named executive officers pursuant to the Executive Deferred Compensation Plan described in more detail beginning on page 31 under the heading “Nonqualified Deferred Compensation;”

•	reimbursement for premiums attributable to increased coverage for vision, dental and group medical insurance benefits;

•	the cost of premiums for term life and disability insurance benefits;

•	the Company’s matching contribution to the Sykes Enterprises, Incorporated Employees’ Savings Plan and Trust.

The amount in column (i) for Mr. Kipphut also includes a country club membership paid by the Company, and the amount in column (i) for Mr. Zingale includes relocation expenses paid in 2006.

(5)	The amount in column (d) for Mr. Zingale represents a signing bonus paid at the inception of his employment in January, 2006.

GRANTS OF PLAN-BASED AWARDS

The following table provides information about equity and non-equity awards granted to the named executives in 2008, including (i) the grant date, (ii) the estimated future payouts under the non-equity incentive plan awards, (iii) the estimated future payouts under equity incentive plan awards, which consist of shares of restricted stock, (iv) all other stock awards which consist of shares of the Company’s stock contributed as matching contributions under the Executive Deferred Compensation Plan, (v) all other option awards, which consist of Stock Appreciation Rights and the base price of those Stock Appreciation Rights, and (vi) the fair value of the equity awards on the date of grant.

								(i)	(j)
								All Other	All Other		(l)
								Stock	Option	(k)	Grant
		Estimated Future Payouts			Estimated Future Payouts			Awards:	Awards:	Exercise	Date Fair
		Under Non-Equity Incentive			Under Equity Incentive Plan			Number of	Number of	or Base	Value of
	(b)	Plan Awards(1)			Awards(2)			Shares of	Securities	Price	Stock and
	2008	(c)	(d)	(e)	(f)	(g)	(h)	Stock or	Underlying	of Option	Option
(a)	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)(3)	(#)(4)	($/sh)	($)

Charles E. Sykes	1/02	—	—	—	29,827	37,325	55,960	—	—	17.87	666,998
	1/02	—	—	—	—	—	—	—	46,296	17.87	333,333
	1/02	187,500	375,000	562,500	—	—	—	—	—	—	—
	3/31	—	—	—	—	—	—	682	—	17.59	11,996
W. Michael Kipphut	1/02	—	—	—	13,189	16,505	24,745	—	—	17.87	294,944
	1/02	—	—	—	—	—	—	—	20,472	17.87	147,400
	1/02	120,000	240,000	360,000	—	—	—	—	—	—	—
	3/31	—	—	—	—	—	—	369	—	17.59	6,491
	6/30	—	—	—	—	—	—	111	—	18.86	2,093
	9/30	—	—	—	—	—	—	95	—	21.96	2,086
	12/31	—	—	—	—	—	—	67	—	19.12	1,281
Lawrence R. Zingale	1/02	—	—	—	9,097	11,384	17,068	—	—	17.87	203,432
	1/02	—	—	—	—	—	—	—	14,120	17.87	101,667
	1/02	80,500	161,000	241,500	—	—	—	—	—	—	—
	3/31	—	—	—	—	—	—	98	—	17.59	1,724
	6/30	—	—	—	—	—	—	107	—	18.86	2,018
	9/30	—	—	—	—	—	—	91	—	21.96	1,998
	12/31	—	—	—	—	—	—	99	—	19.12	1,893
James C. Hobby	1/02	—	—	—	9,097	11,384	17,068	—	—	17.87	203,432
	1/02	—	—	—	—	—	—	—	14,120	17.87	101,667
	1/02	83,875	167,750	251,625	—	—	—	—	—	—	—
	3/31	—	—	—	—	—	—	682	—	17.59	11,996
David L. Pearson	1/02	—	—	—	4,134	5,173	7,756	—	—	17.87	92,442
	1/02	—	—	—	—	—	—	—	6,417	17.87	46,200
	1/02	63,525	127,050	190,575	—	—	—	—	—	—	—
	3/31	—	—	—	—	—	—	682	—	17.59	11,996

(1)	These amounts are based on the individual’s current salary and position.

(2)	Where amounts are shown in columns (f) and (h), then the amounts shown in column (f) reflect the Long-Term Incentive Stock Grant minimum which is 80% of the target amount shown in column (g), and the amount shown in column (h) is 150% of such target amount. The target amount shown is an absolute target. These amounts are based on the individual’s current salary and position. The grant date fair value of the long-term incentive plan awards are based upon the target amounts shown in column (g).

(3)	The amounts shown in column (i) reflect the number of shares of stock granted to each named executive officer as matching contributions pursuant to the Executive Deferred Compensation Plan.

(4)	The amounts shown in column (j) reflect the number of Stock Appreciation Rights granted to each named executive officer as part of the Long-Term Incentive awards as described in more detail beginning on page 17 under the heading “Performance-Based, Long-Term, Equity Incentive Compensation.” The actual number of shares underlying the Stock Appreciation Rights cannot be determined until such time as the Stock Appreciation Rights vest and are exercised and the spread between the fair value on the date of exercise and the base price is known. The fair value of the Stock Appreciation Rights included in column (l) is the amount determined pursuant to SFAS 123(R).

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information on the current holdings of stock option and stock awards by the named executives. The table includes both exercisable and unexercisable options together with the exercise price and the expiration date; unvested Stock Appreciation Rights; the number of shares and market value of unvested matching contributions to the Executive Deferred Compensation Plan; and the number of shares of long term incentive (“LTI”) restricted stock together with the market value of those shares.

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
									Equity
								Equity	Incentive
			Equity					Incentive	Plan
			Incentive					Plan	Awards:
			Plan					Awards:	Market or
			Awards:				Market	Number of	Payout Value
			Number of			Number	Value of	Unearned	of Unearned
	Number of	Number of	Securities			of Shares	Shares or	Shares, units	Shares, Units
	Securities	Securities	Underlying			or Units	Units of	or Other	or Other
	Underlying	Underlying	Unexercised	Option		of Stock	Stock That	Rights That	Rights That
	Unexercised	Unexercised	Unearned	Exercise	Option	That Have	Have Not	Have Not	Have Not
	Options (#)	Options (#)	Options	Price	Expiration	Not Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)

Charles E. Sykes
2006-2008 LTI RS(1)	—	—	—	—	—	—	—	68,510	1,309,911
2006-2008 LTI SARs(2)	31,411	15,706	—	14.56	03/29/16	—	—	—	—
2007-2009 LTI RS(3)	—	—	—	—	—	—	—	56,689	1,083,894
2007-2009 SARs(4)	14,392	28,786	—	17.64	01/02/17	—	—	—	—
2008-2010 LTI RS(5)	—	—	—	—	—	—	—	55,960	1,069,955
2008-2010 SARs(6)	—	46,296	—	17.87	01/02/18	—	—	—	—
EDC Match(7)	—	—	—	—	—	—	—	—	—
W. Michael Kipphut
2006-2008 LTI RS(1)	—	—	—	—	—	—	—	30,371	580,694
2006-2008 LTI SARs(2)	13,820	6,911	—	14.56	03/29/16	—	—	—	—
2007-2009 LTI RS(3)	—	—	—	—	—	—	—	25,068	479,300
2007-2009 SARs(4)	6,364	12,729	—	17.64	01/02/17	—	—	—	—
2008-2010 LTI RS(5)	—	—	—	—	—	—	—	24,745	473,124
2008-2010 SARs(6)	—	20,472	—	17.87	01/02/18	—	—	—	—
Options	18,474	—	—	16.24	03/06/10	—	—	—	—
Options	31,526	—	—	16.24	03/06/10	—	—	—	—
Options	60,000	—	—	16.24	03/06/10	—	—	—	—
EDC Match(76)	—	—	—	—	—	—	—	—	—
Lawrence R. Zingale
2006-2008 LTI RS(1)	—	—	—	—	—	—	—	21,053	402,533
2006-2008 LTI SARs(2)	—	4,718	—	14.56	03/29/16	—	—	—	—
2007-2009 LTI RS(3)	—	—	—	—	—	—	—	17,290	330,585
2007-2009 LTI SARs(4)	4,389	8,780	—	17.64	01/02/17	—	—	—	—
2008-2010 LTI RS(5)	—	—	—	—	—	—	—	17,068	326,340
2008-2010 SARs(6)	—	14,120	—	17.87	01/02/18	—	—	—	—
EDC Match(7)	—	—	—	—	—	824	15,755	—	—
James C. Hobby
2006-2008 LTI RS(1)	—	—	—	—	—	—	—	18,982	362,936
2006-2008 LTI SARs(2)	8,509	4,255	—	14.56	03/29/16	—	—	—	—
2007-2009 LTI RS(3)	—	—	—	—	—	—	—	17,290	330,585
2007-2009 LTI SARs(4)	4,389	8,780	—	17.64	01/02/17	—	—	—	—
2008-2010 LTI RS(5)	—	—	—	—	—	—	—	17,068	326,340
2008-2010 SARs(6)	—	14,120	—	17.87	01/02/18	—	—	—	—
EDC Match(7)	—	—	—	—	—	2,301	43,991	—	—

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
									Equity
								Equity	Incentive
			Equity					Incentive	Plan
			Incentive					Plan	Awards:
			Plan					Awards:	Market or
			Awards:				Market	Number of	Payout Value
			Number of			Number	Value of	Unearned	of Unearned
	Number of	Number of	Securities			of Shares	Shares or	Shares, units	Shares, Units
	Securities	Securities	Underlying			or Units	Units of	or Other	or Other
	Underlying	Underlying	Unexercised	Option		of Stock	Stock That	Rights That	Rights That
	Unexercised	Unexercised	Unearned	Exercise	Option	That Have	Have Not	Have Not	Have Not
	Options (#)	Options (#)	Options	Price	Expiration	Not Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)

David L. Pearson
2006-2008 LTI RS(1)	—	—	—	—	—	—	—	8,654	165,464
2006-2008 LTI SARs(2)	3,938	1,969	—	14.56	03/29/16	—	—	—	—
2007-2009 LTI RS(3)	—	—	—	—	—	—	—	7,143	136,574
2007-2009 SARs(4)	1,813	3,627	—	17.64	01/02/17	—	—	—	—
2008-2010 LTI RS(5)	—	—	—	—	—	—	—	7,756	148,295
2008-2010 SARs(6)	—	6,417	—	17.87	01/02/18	—	—	—	—
Options	7,000	—	—	13.18	07/03/10	—	—	—	——
Options	10,000	—	—	9.00	02/01/12	—	—	—	—
Options	3,300	—	—	9.00	02/01/12	—	—	—	—
EDC Match(7)	—	—	—	—	—	—	—	—	—

(1)	The figures in this row represent restricted shares that were issued to the named executive officer in connection with the long-term incentive award for the 2006-2008 performance measurement period.

(2)	The figures in this row represent Stock Appreciation Rights that were issued to the named executive officer in connection with the long-term incentive award for the 2006-2008 performance measurement period.

(3)	The figures in this row represent restricted shares that were issued to the named executive officer in connection with the long-term incentive award for the 2007-2009 performance measurement period.

(4)	The figures in this row represent Stock Appreciation Rights that were issued to the named executive officer in connection with the long-term incentive award for the 2007-2009 performance measurement period.

(5)	The figures in this row represent restricted shares that were issued to the named executive officer in connection with the long-term incentive award for the 2008-2010 performance measurement period.

(6)	The figures in this row represent Stock Appreciation Rights that were issued to the named executive officer in connection with the long-term incentive award for the 2008-2010 performance measurement period.

(7)	The figures in this row represent restricted shares granted to the named executive officer as matching contributions by the Company under the Executive Deferred Compensation Plan.

OPTION EXERCISES AND STOCK VESTED

The following table provides information for the named executive officers on (1) stock option and SAR exercises during 2008, including the number of shares acquired upon exercise and the value realized; and (2) the number of shares acquired upon vesting of matching contributions under the Executive Deferred Compensation Plan, and the value realized upon the vesting of such shares.

	Options Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)

Charles E. Sykes
Options	—	—	—	—
EDC Matching Contr.(1)	—	—	682	11,996
2005 LTI RS(2)	—	—	20,000	351,800
2005 SARs	—	—	—	—
W. Michael Kipphut
Options	—	—	—	—
EDC Matching Contr.(1)	—	—	642	11,951
2005 LTI RS(2)	—	—	12,500	219,875
2005 SARs	—	—	—	—
Lawrence R. Zingale
Options	—	—	—	—
EDC Matching Contr.(1)	—	—	—	—
2005 LTI RS(2)	—	—	—	—
2005 SARs(3)	2,557	51,063	—	—
James C. Hobby
Options	—	—	—	—
EDC Matching Contr.(1)	—	—	225	3,959
2005 LTI RS(2)	—	—	8,000	140,720
2005 SARs	—	—	—	—
David L. Pearson
Options	10,000	133,947	—	—
EDC Matching Contr.(1)	—	—	2,441	42,933
2005 LTI RS(2)	—	—	8,000	140,720
2005 SARs	—	—	—	—

(1)	Reflects the Company’s matching contributions in the form of shares of its common stock held for the account of the named executive officer in the Executive Deferred Compensation Plan which vested during fiscal year ending December 31, 2008.

(2)	Reflects the number of restricted shares vested (column (d)) and value the time of vesting (column (e)) from the grant of a long term incentive award to the named executive officer relating to the 2005 — 2007 performance period.

(3)	Reflects the number of stock appreciation rights exercised by Mr. Zingale during 2008 (column (b)) and the value of the stock appreciation rights exercised (column (c)).

PENSION BENEFITS

The Company does not maintain any pension plans for the benefit of its executive officers.

NONQUALIFIED DEFERRED COMPENSATION

Pursuant to the Company’s Executive Deferred Compensation Plan ( the “Plan”), certain executives, including the named executive officers, may defer all or any portion of their base salary, and all or any portion of their performance based non-equity incentive compensation. Deferral elections are made on or before December 31st of each year for amounts to be deferred from income earned with respect to the following year. The table below shows the investment options available under the Deferred Compensation Plan and their annual rate of return for the calendar year ended December 31, 2008, as reported by the administrator of the Plan.

	Rate		Rate
Name of Fund	of Return	Name of Fund	of Return

AIM Mid Cap Core Equity A	(27.45)	Evergreen Money Market A	2.28
Evergreen Core Bond A	(18.41)	Dreyfus Premier New Leaders A	(44.73)
AllianceBernstein Balanced Shares A	(28.45)	Columbia Small Cap Value I A	(28.23)
Van Kampen Comstock R	(36.09)	Putnam Capital Opportunities A	(35.03)
Evergreen Equity Index A	(37.35)	AIM Small Cap Growth A	(38.77)
American Funds Growth Fund of America R3	(39.24)	Evergreen International Equity A	(41.59)
Goldman Sachs Mid Cap Value A	(36.73)	American Century Inf-Adj Bond Inv.	(1.01)

Distributions of the participants’ deferred compensation and any vested Company stock matching contributions are made as soon as administratively feasible six months after retirement or termination of employment, unless the participant dies or becomes disabled while still an employee, in which case both distributions are made as soon as administratively feasible.

In the event the participant terminates employment (for reasons other than death, disability or retirement) without participating in the plan for three years, the matching contributions and earnings attributable thereto are forfeited. In the event that a participant terminates employment after three years but less than five years of participation in the Plan, the participant forfeits 67% of the matching contribution and earnings. In the event a participant terminates employment after five years but less than seven years of participation in the Plan, the participant forfeits 33% of the matching contribution and earnings.

In the event of a distribution of benefits as a result of a change in control, the Company will increase the benefits for the Senior Vice Presidents and the President by an amount sufficient to offset the income tax obligations created by the distribution of benefits.

Participants forfeit undistributed matching contributions if the participant is terminated for “cause” as defined in the Plan or the participant enters into a business or employment which the Company’s chief executive officer determines to be in violation of any non-compete agreement between the participant and the Company.

The following table shows information regarding contributions by the named executive officers, the Company’s matching contributions, aggregate earnings on contributions during fiscal year 2008, and the aggregate balance at year end. There were no distributions from the plan to named executive officers during fiscal year 2008.

(a)	(b)	(c)	(d)	(e)	(f)
	Executive	Company	Aggregate		Aggregate
	Contributions	Contribution	Earnings	Aggregate	Balance at
	in Last	in Last	in Last	Withdrawals/	Last Fiscal
	Fiscal Year(1)	Fiscal Year(2)	Fiscal Year	Distributions	Year End(3)
Name	($)	($)	($)	($)	($)

Charles E. Sykes	24,000	11,996	(24,192)	0	107,940
W. Michael Kipphut	25,200	11,951	(62,499)	0	276,725
Lawrence R. Zingale	15,346	7,633	(4,819)	0	37,900
James C. Hobby	147,703	11,996	(43,049)	0	313,703
David L. Pearson	24,538	11,996	(46,358)	0	204,651

(1)	The amounts shown are included in the amounts of “salary” in column (c) of the Summary Compensation Table.

(2)	The amounts shown are included in the amounts of “Other Compensation” in column (i) of the Summary Compensation Table.

(3)	The amounts shown include 100% of the aggregate executive and Company contributions which have all been reported in the Summary Compensation Table.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes the equity compensation plans under which the equity securities of Sykes may be issued as of December 31, 2008:

	(a)		(b)		(c)
Number of Securities
	Number of				Remaining Available for
	Securities to be		Weighted Average		Future Issuance Under
	Issued Upon		Exercise Price of		Equity Compensation
	Exercise of		Outstanding		Plans (Excluding
	Options, Warrants		Options, Warrants		Securities Reflected in
	and Rights		and Rights		Column (a))

Equity compensation plans approved by shareholders(1)	383,385		12.94	(2)	6,452,935
Equity compensation plans not approved by shareholders	61,181	(3)	—		N/A	(3)
Totals	444,566				6,452,935

(1)	Includes shares of common stock of Sykes authorized for awards under the 2001 Equity Incentive Plan as well as the 2000 Stock Option Plan, the 1996 Employee Stock Option Plan, and the 1997 Management Stock Incentive Plan, all of which are predecessor plans to the 2001 Equity Incentive Plan. Also includes shares of common stock of Sykes reserved for issuance under the 1999 Employees’ Stock Purchase Plan, the Amended and Restated 1996 Non-Employee Director Stock Option Plan, the 1996 Non-Employee Director Fee Plan, and the 2004 Non-Employee Director Fee Plan.

(2)	Represents the weighted average exercise price of stock options only.

(3)	Represents shares of common stock of Sykes issued as matching grants under the Executive Deferred Compensation Plan for executives described in more detail beginning on page 31 above. There is no specific number of shares reserved for issuance under the Executive Deferred Compensation Plan.

Shares awarded under all of the above plans may be from Sykes’ authorized and unissued shares, treasury shares or shares acquired in the open market. For a summary of the terms of Sykes’ equity compensation plans, see Note 23 of our consolidated financial statements in the Annual Report on Form 10-K incorporated herein by reference.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The tables below reflect the amount of compensation to each of the named executive officers of the Company in the event of a termination of such executive’s employment. The amount of compensation payable to each named executive officer upon voluntary termination, involuntary not-for-cause termination, termination following a change of control and in the event of a disability or death of the executive is shown below. The amounts shown assume that such termination was effective as of December 31, 2008, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

Payments Made Upon Termination

Regardless of the manner in which a named executive officer’s employment terminates, he is entitled to receive amounts earned during his term of employment. Depending upon the date of a termination, such amounts may include:

•	non-equity incentive compensation earned during the fiscal year;

•	shares which have vested and for which the restrictions have lapsed under Long-Term Incentive compensation awards;

•	shares to be issued as a result of the vesting of SARs under Long-Term Incentive compensation awards;

•	amounts contributed to the Executive Deferred Compensation Plan; and

•	unused vacation pay.

Payments Made Upon Termination by the Company Without Cause, or by the Executive with Good Reason

In the event the employment of Mr. Sykes or Mr. Kipphut is terminated by the Company prior to the expiration of any renewal period for any reason other than death, disability, or cause (as defined in their respective employment agreements), or if such officer terminates his employment agreement prior to the expiration of the renewal period for good reason (as defined in their respective employment agreements, other than a termination by the officer in connection with a change of control (as defined in his employment agreement)), the officer will be entitled to the following payments:

•	Mr. Sykes will be entitled to receive an amount equal to two times his annual base salary.

•	Mr. Kipphut will be entitled to receive an amount equal to his annual base salary, plus an amount equal to the maximum annual performance bonus he could earn under the performance based bonus plan in which Mr. Kipphut is then participating.

In the event that such officer terminates his employment agreement in connection with a change of control, such officer will be entitled to receive the benefits listed under the heading “Payments Made Upon a Change of Control” below.

In the event of the termination by the Company of the employment of any named executive officer other than Mr. Sykes or Mr. Kipphut for any reason other than death, disability or cause, they will be entitled to receive an amount equal to their annual base salary.

Except as provided below, the foregoing amounts are to be paid biweekly in equal installments over 52 weeks, commencing immediately upon such officer’s separation from service. If such officer is determined to be a “specified employee” on the date of his “separation from service” (each as defined in Section 409(A) of the Internal Revenue Code and applicable regulations), to the extent that he is entitled to receive any benefit or payment upon such separation from service under the employment agreement that constitutes deferred compensation within the meaning of Section 409A of the Internal Revenue Code before the date that is six months after the date of his separation from service, such benefits or payments will not be provided or paid to him on the date otherwise required to be provided or paid. Instead, all such amounts shall be accumulated and paid in a single lump sum on the first business day after the date that is six months after the date of his separation from service (or, if earlier, within fifteen (15) days following his date of death). All remaining payments and benefits otherwise required to be paid or provided on or after the date that is six months after the date of his separation from service will be paid or provided in accordance with the payment schedule described above.

Payments Made Upon Death or Disability

In the event of the death or disability of a named executive officer, in addition to the benefits listed under the heading “Payments Made Upon Termination” above, the named executive officer will receive benefits under the Company’s disability plan or payments under the Company’s life insurance plan, as appropriate. The Company pays for life insurance and accidental death and dismemberment coverage for its executive team in amounts equal to twice the executive’s base salary, up to a maximum of $500,000. The Company also pays for short term disability for its executives with a benefit of 70% of base salary, up to a maximum of $2,500 per week, and long term disability utilizing multiple plans. The base long term disability plan provides for a benefit to the executives of 70% of base salary, up to a maximum of $15,000 per month. The base long term disability plan is supplemented with two individual policy plans designed to provide the executives with long term disability insurance approximating 75% of covered compensation.

Payments Made Upon a Change of Control

The Company has entered into employment agreements with Mr. Sykes and Mr. Kipphut which contain change of control payment provisions. Pursuant to these provisions, if Mr. Sykes or Mr. Kipphut terminate their employment in connection with a change of control (as defined in their employment agreement), instead of the benefits listed under the heading “Payments Made Upon Termination,” they will receive the following benefits:

Mr. Sykes.  Mr. Sykes will be entitled to receive an amount equal to three times his then current base salary, plus an amount determined by multiplying the annual target bonus designated or otherwise indicated for Mr. Sykes in the year such change of control occurs by a factor of three. The target bonus amount is to be determined under the performance based bonus plan in which Mr. Sykes is then participating. In addition, all stock options, stock grants or other similar equity incentives and/or compensation programs will immediately accelerate and become fully vested and exercisable at the option of Mr. Sykes.

Mr. Kipphut.  Mr. Kipphut will be entitled to receive an amount equal to two times his then current base salary, plus an amount determined by multiplying the annual target bonus designated or otherwise indicated for Mr. Kipphut in the year such change of control occurs by a factor of two. The target bonus amount is to be determined under the performance based bonus plan in which Mr. Kipphut is then participating. In addition, all stock options, stock grants or other similar equity incentives and/or compensation programs will immediately accelerate and become fully vested and exercisable at the option of Mr. Kipphut.

Except as provided below, the foregoing amounts are to be paid biweekly in equal installments over 52 weeks, commencing immediately upon such officer’s separation from service. If such officer is determined to be a “specified employee” on the date of his “separation from service” (each as defined in Section 409(A) of the Internal Revenue Code and applicable regulations), to the extent that he is entitled to receive any benefit or payment upon such separation from service under the employment agreement that constitutes deferred compensation within the meaning of Section 409A of the Internal Revenue Code before the date that is six months after the date of his separation from service, such benefits or payments will not be provided or paid to him on the date otherwise required to be provided or paid. Instead, all such amounts shall be accumulated and paid in a single lump sum on the first business day after the date that is six months after the date of his separation from service (or, if earlier, within fifteen (15) days following his date of death). All remaining payments and benefits otherwise required to be paid or provided on or after the date that is six months after the date of his separation from service will be paid or provided in accordance with the payment schedule described above.

The named executive officers of the Company, other than Mr. Sykes and Mr. Kipphut, do not have change of control provisions in their respective employment agreements, but under various equity incentive agreements, all stock options, stock grants or other similar equity incentives and/or compensation programs will immediately accelerate and become fully vested and exercisable at the option of the executive in the event of a change in control.

Charles E. Sykes

The following table shows the potential payments upon termination or a change of control of the Company for Charles E. Sykes, the Company’s President and Chief Executive Officer, as if such termination had occurred on December 31, 2008:

	Company Initiated		Executive Initiated
	Before	After
	Change in	Change in
	Control	Control
	Termination	Termination		Voluntary
	w/o Cause	w/o Cause		Termination
	or for Good	or for Good	Voluntary	for “Good	Change in
	Reason	Reason	Termination	Reason”	Control
Type of Benefit	($)	($)	($)	($)	($)

Severance Pay	1,100,000	1,650,000	0	1,100,000	1,650,000
Bonus Payment	0	1,650,000	0	0	1,650,000
Stock Grants Vesting Acceleration	0	3,463,760	0	0	3,463,760
Stock Option Vesting Acceleration	0	172,093	0	0	172,093
Deferred Compensation Vesting Acceleration	0	0	0	0	0
Payment for Taxes Resulting from Deferred Compensation Distribution	0	38,817	0	0	38,817
Total	1,100,000	6,974,670	0	1,100,000	6,974,670

W. Michael Kipphut

The following table shows the potential payments upon termination or a change of control of the Company for W. Michael Kipphut, the Company’s Senior Vice President and Chief Financial Officer, as if such termination had occurred on December 31, 2008:

	Company Initiated		Executive Initiated
	Before	After
	Change in	Change in
	Control	Control
	Termination	Termination		Voluntary
	w/o Cause	w/o Cause		Termination
	or for Good	or for Good	Voluntary	for “Good	Change in
	Reason	Reason	Termination	Reason”	Control
Type of Benefit	($)	($)	($)	($)	($)

Severance Pay	400,000	800,000	0	400,000	800,000
Bonus Payment	420,000	840,000	0	420,000	840,000
Stock Grants Vesting Acceleration	0	1,533,118	0	0	1,533,118
Stock Option Vesting Acceleration	0	75,943	0	0	75,943
Deferred Compensation Vesting Acceleration	0	0	0	0	0
Payment for Taxes Resulting from Deferred Compensation Distribution	0	99,515	0	0	99,515
Total	820,000	3,348,576	0	820,000	3,348,577

Lawrence R. Zingale

The following table shows the potential payments upon termination or a change of control of the Company for Lawrence R. Zingale, the Company’s Senior Vice President — Global Sales and Client Management, as if such termination had occurred on December 31, 2008:

	Company Initiated		Executive Initiated
	Before	After
	Change in	Change in
	Control	Control
	Termination	Termination		Voluntary
	w/o Cause	w/o Cause		Termination
	or for Good	or for Good	Voluntary	for “Good	Change in
	Reason	Reason	Termination	Reason”	Control
Type of Benefit	($)	($)	($)	($)	($)

Severance Pay	322,000	322,000	0	0	0
Bonus Payment	0	0	0	0	0
Stock Grants Vesting Acceleration	0	1,059,458	0	0	1,059,458
Stock Option Vesting Acceleration	0	52,160	0	0	52,160
Deferred Compensation Vesting Acceleration	0	15,755	0	0	15,755
Payment for Taxes Resulting from Deferred Compensation Distribution	0	13,631	0	0	13,631
Total	322,000	1,463,004	0	0	1,141,004

James C. Hobby

The following table shows the potential payments upon termination or a change of control of the Company for James C. Hobby, the Company’s Senior Vice President — Global Operations, as if such termination had occurred on December 31, 2008:

	Company Initiated		Executive Initiated
	Before	After
	Change in	Change in
	Control	Control
	Termination	Termination		Voluntary
	w/o Cause	w/o Cause		Termination
	or for Good	or for Good	Voluntary	for “Good	Change in
	Reason	Reason	Termination	Reason”	Control
Type of Benefit	($)	($)	($)	($)	($)

Severance Pay	335,500	335,500	0	0	0
Bonus Payment	0	0	0	0	0
Stock Grants Vesting Acceleration	0	1,019,861	0	0	1,019,861
Stock Option Vesting Acceleration	0	50,047	0	0	50,047
Deferred Compensation Vesting Acceleration	0	43,991	0	0	43,991
Payment for Taxes Resulting from Deferred Compensation Distribution	0	112,814	0	0	112,814
Total	335,500	1,562,213	0	0	1,226,713

David L. Pearson

The following table shows the potential payments upon termination or a change of control of the Company for David L. Pearson, the Company’s Senior Vice President and Chief Information Officer, as if such termination had occurred on December 31, 2008:

	Company Initiated		Executive Initiated
	Before	After
	Change in	Change in
	Control	Control
	Termination	Termination		Voluntary
	w/o Cause	w/o Cause		Termination
	or for Good	or for Good	Voluntary	for “Good	Change in
	Reason	Reason	Termination	Reason”	Control
Type of Benefit	($)	($)	($)	($)	($)

Severance Pay	254,100	254,100	0	0	0
Bonus Payment	0	22,368	0	0	22,368
Stock Grants Vesting Acceleration	0	450,333	0	0	450,333
Stock Option Vesting Acceleration	0	0	0	0	0
Deferred Compensation Vesting Acceleration	0	0	0	0	0
Payment for Taxes Resulting from Deferred Compensation Distribution	0	73,596	0	0	73,596
Total	254,100	800,397	0	0	546,297

EMPLOYMENT AGREEMENTS

Charles E. Sykes.  The Company and Mr. Sykes are parties to an amended and restated employment agreement, dated December 30, 2008. The material terms and conditions of the agreement are summarized below. Under the agreement, Mr. Sykes serves as President and Chief Executive Officer of the Company. The term of the agreement expires on July 31, 2009, but will automatically be renewed, and will continue to be automatically renewed, for successive one-year terms unless one of the parties provides written notice of its intent not to renew the agreement at least 180 days prior to the expiration of any renewal term. Under the agreement, Mr. Sykes’ annual base salary is $550,000, subject to increase at the Company’s discretion. Mr. Sykes also is entitled to participate in a performance based bonus plan based upon the achievement of such goals as may be determined by the Compensation Committee, and to participate in such other bonus programs and benefit plans as are generally made available to other executive officers of the Company.

If the agreement is terminated by the Company prior to the expiration of a renewal period for any reason other than death, disability, or cause (as defined in the agreement), or if the agreement is terminated by Mr. Sykes prior to the expiration of the renewal period for good reason (as defined below), the Company is required to pay Mr. Sykes an amount equal to two times his annual base salary, and Mr. Sykes is prohibited for a period of two years from soliciting the Company’s employees and competing with the Company in any area in which the Company’s clients were conducting business during the initial term or any renewal term of the agreement. If the agreement is terminated by Mr. Sykes following a change of control of the Company (as defined in the agreement) prior to the expiration of the initial term or any renewal period, the Company is required to pay Mr. Sykes an amount equal to three times his annual base salary, plus an amount determined by multiplying the annual target bonus designated or otherwise indicated for Mr. Sykes in the year such change of control occurs by a factor of three. The target bonus amount is to be determined under the performance based bonus plan in which Mr. Sykes is then participating. Except as provided below, the foregoing amounts are to be paid biweekly in equal installments over 52 weeks, commencing immediately upon his separation from service. If Mr. Sykes is determined to be a “specified employee” on the date of his “separation from service” (each as defined in Section 409(A) of the Internal Revenue Code and applicable regulations), to the extent that he is entitled to receive any benefit or payment upon such separation from service under the employment agreement that constitutes deferred compensation within the meaning of Section 409A of the Internal Revenue Code before the date that is six months after the date of his separation from service, such benefits or payments will not be provided or paid to him on the date otherwise required to be provided or paid. Instead, all such amounts shall be accumulated and paid in a single lump sum on the first business day after the date that is six months after the date of his separation from service (or, if earlier, within fifteen (15) days following his date of death). All remaining payments and benefits otherwise required to be paid or provided on or after the date that is six months after the date of his separation from service will be paid or provided in accordance with the payment schedule described above.

Also, in the event the agreement is terminated by Mr. Sykes in connection with a change of control of the Company, all stock options, stock grants or other similar equity incentives and/or compensation programs will immediately accelerate and become fully vested and exercisable at the option of Mr. Sykes.

“Good reason” for Mr. Sykes’ termination of the agreement is defined in the agreement as: (i) a change of control of the Company (as defined in the agreement), (ii) a good faith determination by Mr. Sykes that the Company has breached the employment agreement, (iii) a material adverse change in working conditions or status, (iv) the deletion of, or change in, any of the titles of CEO or President, (v) a significant relocation of Mr. Sykes’ principal office, (vi) a significant increase in travel requirements, or (vii) an impairment of Mr. Sykes’ health to an extent that made the continued performance of his duties under the agreement hazardous to his physical or mental health or his life.

The agreement provides that if Mr. Sykes’ employment is terminated by the Company due to his death, disability or for cause, or voluntarily by Mr. Sykes other than for good reason, then the Company will have no obligation to pay him any salary, bonus or other benefits other than those payable through the date of termination, and Mr. Sykes may not solicit any of the Company’s employees or compete directly or indirectly with the Company during the term of the agreement and for a period of one year after its termination, regardless of the reason for its termination. The agreement contains customary confidentiality provisions.

W. Michael Kipphut.  The Company and Mr. Kipphut are parties to an amended and restated employment agreement, dated December 30, 2008, the material terms and conditions of which are summarized below. The employment agreement provides that Mr. Kipphut will serve as an executive of the Company. Mr. Kipphut serves as Group Executive, Senior Vice President — Finance and Chief Financial Officer. The initial term of the agreement expired on March 5, 2009, but was automatically renewed, and will continue to be automatically renewed, for successive one-year terms unless one of the parties provides the other with written notice of its intent not to renew the agreement at least 30 days prior to the expiration of a renewal term. Under the agreement, Mr. Kipphut’s annual base salary is $400,000, subject to increase at the Company’s discretion. Mr. Kipphut also is entitled to participate in a performance based bonus plan based upon the achievement of such goals as may be determined by the Compensation Committee, and to participate in such other bonus programs and benefit plans as are generally made available to other executive officers of the Company.

If the agreement is terminated by the Company prior to the expiration of a renewal period for any reason other than death, disability, or cause (as defined in the agreement), or if the agreement is terminated by Mr. Kipphut prior to the expiration of the renewal period for good reason (as defined below), the Company is required to pay Mr. Kipphut an amount equal to his annual base salary, plus an amount equal to the maximum annual performance bonus he could earn under the performance based bonus plan in which Mr. Kipphut is then participating. If the agreement is terminated by Mr. Kipphut following a change in control of the Company (as defined in the agreement) prior to the expiration of the renewal period, the Company is required to pay Mr. Kipphut an amount equal to twice his annual base salary, plus an amount determined by multiplying the annual target bonus designated or otherwise indicated for Mr. Kipphut in the year such change of control occurs by a factor of two. The target bonus amount is to be determined under the performance based bonus plan in which Mr. Kipphut is then participating. Except as provided below, the foregoing amounts are to be paid biweekly in equal installments over 52 weeks, commencing immediately upon his separation from service. If Mr. Kipphut is determined to be a “specified employee” on the date of his “separation from service” (each as defined in Section 409(A) of the Internal Revenue Code and applicable regulations), to the extent that he is entitled to receive any benefit or payment upon such separation from service under the employment agreement that constitutes deferred compensation within the meaning of Section 409A of the Internal Revenue Code before the date that is six months after the date of his separation from service, such benefits or payments will not be provided or paid to him on the date otherwise required to be provided or paid. Instead, all such amounts shall be accumulated and paid in a single lump sum on the first business day after the date that is six months after the date of his separation from service (or, if earlier, within fifteen (15) days following his date of death). All remaining payments and benefits otherwise required to be paid or provided on or after the date that is six months after the date of his separation from service will be paid or provided in accordance with the payment schedule described above.

Also, in the event the agreement is terminated by Mr. Kipphut in connection with a change of control of the Company, all stock options, stock grants or other similar equity incentives and/or compensation programs will immediately accelerate and become fully vested and exercisable at the option of Mr. Kipphut.

“Good reason” for Mr. Kipphut’s termination of the agreement is defined in the agreement as: (i) a change of control of the Company (as defined in the agreement), (ii) a good faith determination by Mr. Kipphut that the

Company has breached the employment agreement, (iii) a material adverse change in working conditions or status, (iv) the deletion of, or change in, any of the titles of Senior Vice President and Chief Financial Officer, (v) a significant relocation of Mr. Kipphut’s principal office, (vi) a change in reporting such that Mr. Kipphut is required to report to someone other than the CEO, or (vii) a significant increase in travel requirements.

The agreement provides that if Mr. Kipphut’s employment is terminated by the Company due to his death, disability or for cause, or voluntarily by Mr. Kipphut other than for good reason, then the Company will have no obligation to pay him any salary, bonus or other benefits other than those payable through the date of termination.

The agreement provides that Mr. Kipphut may not solicit any of the Company’s employees or compete directly or indirectly with the Company during the term of the agreement and for one year after its expiration in any area in which the Company’s clients were conducting business during the initial term or any renewal term of the agreement. The agreement contains customary confidentiality provisions.

James Hobby.  The Company and Mr. Hobby are parties to an amended and restated employment agreement, dated December 29, 2008, the material terms and conditions of which are summarized below. The employment agreement provides that Mr. Hobby will serve as an executive of the Company. Mr. Hobby serves as Senior Vice President, Global Operations. The agreement will continue until terminated by one of the parties. Under the agreement, Mr. Hobby’s annual base salary is $335,500, subject to increase at the Company’s discretion. He also is entitled to participate in a performance based bonus plan based upon the achievement of such goals as may be determined by the Compensation Committee and to standard executive fringe benefits.

If the agreement is terminated by the Company for any reason other than death, disability, or cause (as defined in the agreement), the Company is required to pay Mr. Hobby an amount equal to his weekly base salary for 52 weeks after the termination of the agreement. Except as provided below, the foregoing amount is to be paid biweekly in equal installments over 52 weeks, commencing immediately upon his separation from service. If Mr. Hobby is determined to be a “specified employee” on the date of his “separation from service” (each as defined in Section 409(A) of the Internal Revenue Code and applicable regulations), to the extent that he is entitled to receive any benefit or payment upon such separation from service under the employment agreement that constitutes deferred compensation within the meaning of Section 409A of the Internal Revenue Code before the date that is six months after the date of his separation from service, such benefits or payments will not be provided or paid to him on the date otherwise required to be provided or paid. Instead, all such amounts shall be accumulated and paid in a single lump sum on the first business day after the date that is six months after the date of his separation from service (or, if earlier, within fifteen (15) days following his date of death). All remaining payments and benefits otherwise required to be paid or provided on or after the date that is six months after the date of his separation from service will be paid or provided in accordance with the payment schedule described above. If Mr. Hobby’s employment is terminated by the Company due to his death, disability or cause, or voluntarily by Mr. Hobby, then the Company will have no obligation to pay him any salary, bonus or other benefits other than those payable through the date of termination. In any event, Mr. Hobby may not compete with the Company in any area in which the Company’s clients were conducting business during the term of the agreement, or solicit the Company’s employees, for a period of one year after termination of his employment. The agreement also contains customary confidentiality provisions.

Lawrence R. Zingale.  The Company and Mr. Zingale are parties to an amended and restated employment agreement, dated December 29, 2008, the material terms and conditions of which are summarized below. The employment agreement provides that Mr. Zingale will serve as an executive of the Company. Mr. Zingale serves as Senior Vice President, Global Sales and Client Management. The agreement will continue until terminated by one of the parties. Under the agreement, Mr. Zingale’s annual base salary is $322,000, subject to increase at the Company’s discretion. He also is entitled to participate in a performance based bonus plan based upon the achievement of such goals as may be determined by the Compensation Committee and to standard executive fringe benefits.

If the agreement is terminated by the Company for any reason other than death, disability, or cause (as defined in the agreement), the Company is required to pay Mr. Zingale an amount equal to his weekly base salary for 52 weeks after the termination of the agreement. Except as provided below, the foregoing amount is to be paid biweekly in equal installments over 52 weeks, commencing immediately upon his separation from service. If Mr. Zingale is determined to be a “specified employee” on the date of his “separation from service” (each as defined in Section 409(A) of the Internal Revenue Code and applicable regulations), to the extent that he is entitled to receive any benefit or payment upon such separation from service under the employment agreement that constitutes deferred compensation within the meaning of Section 409A of the Internal Revenue Code before the date that is six months after the date of his separation from service, such benefits or payments will not be provided or paid to him on the date otherwise required to be provided or paid. Instead, all such amounts shall be accumulated and paid in a single lump sum on the first business day after the date that is six months after the date of his separation from service (or, if earlier, within fifteen (15) days following his date of death). All remaining payments and benefits otherwise required to be paid or provided on or after the date that is six months after the date of his separation from service will be paid or provided in accordance with the payment schedule described above. If Mr. Zingale’s employment is terminated by the Company due to his death, disability or cause, or voluntarily by Mr. Zingale, then the Company will have no obligation to pay him any salary, bonus or other benefits other than those payable through the date of termination. In any event, Mr. Zingale may not compete with the Company in any area in which the Company’s clients were conducting business during the term of the agreement, or solicit the Company’s employees, for a period of one year after termination of his employment. The agreement also contains customary confidentiality provisions.

David L. Pearson.  The Company and Mr. Pearson are parties to an amended and restated employment agreement, dated December 29, 2008, the material terms and conditions of which are summarized below. The employment agreement provides that Mr. Pearson will serve as an executive of the Company. Mr. Pearson serves as Senior Vice President, Information Technology. The agreement will continue until terminated by one of the parties. Under the agreement, Mr. Pearson’s annual base salary is $254,100, subject to increase at the Company’s discretion. He also is entitled to participate in a performance based bonus plan based upon the achievement of such goals as may be determined by the Compensation Committee and to standard executive fringe benefits.

If the agreement is terminated by the Company prior to the expiration of the renewal period for any reason other than death, disability, or cause (as defined in the agreement), the Company is required to pay Mr. Pearson an amount equal to his weekly base salary for 52 weeks after the termination of the agreement. Except as provided below, the foregoing amount is to be paid biweekly in equal installments over 52 weeks, commencing immediately upon his separation from service. If Mr. Pearson is determined to be a “specified employee” on the date of his “separation from service” (each as defined in Section 409(A) of the Internal Revenue Code and applicable regulations), to the extent that he is entitled to receive any benefit or payment upon such separation from service under the employment agreement that constitutes deferred compensation within the meaning of Section 409A of the Internal Revenue Code before the date that is six months after the date of his separation from service, such benefits or payments will not be provided or paid to him on the date otherwise required to be provided or paid. Instead, all such amounts shall be accumulated and paid in a single lump sum on the first business day after the date that is six months after the date of his separation from service (or, if earlier, within fifteen (15) days following his date of death). All remaining payments and benefits otherwise required to be paid or provided on or after the date that is six months after the date of his separation from service will be paid or provided or paid in accordance with the payment schedule described above. The agreement also provides that if Mr. Pearson’s employment is terminated by the Company due to his death, disability or cause, or voluntarily by Mr. Pearson, then the Company will have no obligation to pay him any salary, bonus or other benefits other than those payable through the date of termination. In any event, Mr. Pearson may not compete with the Company in any area in which the Company’s clients were conducting business during the term of the agreement, or solicit the Company’s employees, for a period of one year after termination of his employment. The agreement also contains customary confidentiality provisions.

DIRECTOR COMPENSATION

Directors who are executive officers of the Company receive no compensation for service as members of either the Board of Directors or any committees of the Board.

2004 Non-Employee Director Fee Plan

In May 2005, the shareholders of the Company approved the 2004 Non-Employee Director Fee Plan (the “2004 Fee Plan”). Prior to amendments adopted by the Board of Directors in August 2008 which are described below, the 2004 Fee Plan provided that all new non-employee directors joining the Board would receive an initial grant of common stock units (“CSUs”) on the date the new director is appointed or elected, the number of which will be determined by dividing a dollar amount to be determined from time to time by the Board ($30,000 in 2008) by an amount equal to 110% of the average closing prices of the Company’s common stock for the five trading days prior to the date the director is elected. A CSU is a bookkeeping entry on the Company’s books that records the equivalent of one share of common stock. Prior to amendments to the 2004 Fee Plan adopted by the Board of Directors in March 2008 which are described below, the initial grant of CSUs vested in three equal installments, one-third on the date of each of the following three annual shareholders’ meetings, and all unvested and unearned CSUs automatically vested upon the termination of a director’s service as a director, whether by reason of death, retirement, resignation, removal or failure to be reelected at the end of his or her term.

In March 2008, the 2004 Fee Plan was amended by the Board, upon the recommendation of the Compensation and Human Resource Development Committee, to provide that, beginning with grants in 2008, instead of an award of CSUs, a new non-employee director would receive an award of shares of common stock. The initial grant of stock to directors joining the Board would vest and be earned in twelve equal quarterly installments over the following three years, and all unvested and unearned stock will lapse in the event the person ceases to serve as a director of the Company. Until a quarterly installment of stock vests and becomes payable, the director has none of the rights of a shareholder with respect to the unearned stock grants.

In August 2008, upon the recommendation of the Compensation and Human Resource Development Committee, the Board of Directors amended the 2004 Fee Plan to provide that and that the initial grant of shares to directors joining the Board will be the number determined by dividing $60,000 by an amount equal to the closing price of the Company’s common stock on the day preceding the new director’s election. The increase in the amount of the share award is subject to shareholder approval at the Annual Meeting. See “Proposal 2” below.

The 2004 Fee Plan also provides that each non-employee director will receive, on the day after the annual shareholders meeting, an annual retainer for service as a non-employee director, the amount of which shall be determined from time to time by the Board. Prior to the August 2008 amendments to the 2004 Fee Plan, the annual retainer was $50,000, which was paid 75% in CSUs and 25% in cash. The number of CSUs to be granted was determined by dividing the amount of the annual retainer by an amount equal to 105% of the average of the closing prices for the Company’s common stock on the five trading days preceding the award date (the day after the annual meeting). Prior to the March 2008 amendments to the 2004 Fee Plan, the annual retainer grant of CSUs vested in two equal installments, one-half on the date of each of the following two annual shareholders’ meetings, and all

CSUs automatically vested upon the termination of a director’s service as a director, whether by reason of death, retirement, resignation, removal or failure to be reelected at the end of his or her term.

As part of the amendments to the 2004 Fee Plan in March 2008, the 2004 Fee Plan was amended to provide that, beginning with grants in 2008, the annual retainer grants of stock to directors would vest and be earned in eight equal quarterly installments, with the first installment being made on the day following the annual meeting of shareholders, and the remaining seven installments to be made on each third monthly anniversary of such date thereafter. In the event a person ceases to serve as a director of the Company, the award lapses with respect to all unvested stock, and such unvested stock is forfeited.

As part of the amendments to the 2004 Fee Plan in August 2008, the 2004 Fee Plan was amended to increase the amount and alter the form of the annual retainer award. The equity portion of the award is now payable in shares of common stock, rather than CSUs, and the number of shares to be issued is now determined by dividing the dollar amount of the annual retainer to be paid in shares by an amount equal to the closing price of a share of the Company’s common stock on the date of the Company’s annual meeting of shareholders. Effective retroactively to May 2008, the cash portion of the annual retainer was increased from $12,500 to $32,500, and subject to shareholder approval at the Annual Meeting, the equity portion of the annual retainer award will be increased from $37,500 to $45,000. See “Proposal 2” below. This will result in the annual retainer award being set at $77,500, effective as of May 22, 2008, if the amendments to the 2004 Fee Plan relating to equity awards that are the subject of Proposal 2 are approved by the shareholders at the Annual Meeting. If such amendments are not approved, then the annual retainer award will be $70,000, effective the day after the Annual Meeting, with $32,500 being payable in cash and $37,500 being payable in shares of common stock as described above.

In addition to the annual retainer award, the 2004 Fee Plan also provides for additional annual cash awards to non-employee directors who serve on board committees. These annual awards for committee members also were increased in August 2008, effective retroactively to May 2008. The additional annual cash award for the Chairperson of the Audit Committee was increased from $10,000 to $20,000, and Audit Committee members’ awards were increased from a per meeting fee of $1,250 to an annual fee award of $10,000. The annual cash awards for the Chairpersons of the Compensation and Human Resource Development Committee, Finance Committee and Nominating and Corporate Governance Committee were each increased from $5,000 to $12,500, and the awards for members of such committees were increased from a per meeting fee of $1,250 to an annual award of $7,500. The additional annual cash award in the amount of $100,000 for a non-employee Chairman of the Board was not changed. These additional cash awards also vest in eight equal quarterly installments, one-eighth on the day following the annual meeting of shareholders, and one eighth on each third monthly anniversary of such date thereafter, and the award lapses with respect to all unpaid cash in the event the non-employee director ceases to be a director of the Company, and such unvested cash is forfeited.

The following table contains information regarding compensation paid to the non-employee directors during fiscal year ending December 31, 2008, including cash, restricted stock units and common stock.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
					Change in
					Pension
					Value and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)(1)	($)(2)	($)	($)	($)	($)	($)

Furman P. Bodenheimer, Jr.	43,083	14,898	—	—	—	—	57,981
Mark C. Bozek	41,750	14,898	—	—	—	—	56,648
Lt. Gen. Michael DeLong (Ret)	36,833	14,898	—	—	—	—	51,731
H. Parks Helms	41,750	14,898	—	—	—	—	56,648
Iain Macdonald	39,917	14,898	—	—	—	—	54,815
James S. MacLeod	45,583	14,898	—	—	—	—	60,481
Linda McClintock-Greco, M.D.	37,583	14,898	—	—	—	—	52,481
William J. Meurer	57,750	14,898	—	—	—	—	72,648
James K. Murray, Jr.	51,750	14,898	—	—	—	—	66,648
Paul L. Whiting	142,417	14,898	—	—	—	—	157,315

(1)	Amounts shown include the cash portion of the 2008 annual retainers paid to each non-employee director in 2008 (three of eight quarterly installments), as well as all meeting fees paid prior to the plan change in May, 2008. The fees earned by Mr. Whiting include $100,000 for service as Chairman of the Board. The fees earned by Messrs Meurer, Bozek, Murray and Helms include three of eight quarterly installments of the annual retainers ($20,000 for Mr. Meurer, and $12,500 each to Messrs Bozek, Murray and Helms) for service as a Committee Chair.

(2)	As required by relevant SEC rules, the amounts shown are the compensation costs recognized by the Company for financial reporting purposes in 2008 for common stock unit awards as determined pursuant to Share-Based Payment, SFAS No. 123(R). These compensation costs reflect common stock awards granted in 2008 and common stock unit awards granted in 2007 and 2006. See Notes 1 and 23 of the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 for a discussion of the relevant assumptions used in calculating this amount. Each of our non-employee directors received three of eight quarterly installments of 222 shares each of the Company’s common stock as the stock portion of their annual retainer in 2008, with individual grant date fair values of $19.87, $19.19 and $15.97 respectively. As of December 31, 2008, our non-employee directors each held 926 common stock units which will vest on the date of the Company’s 2009 annual meeting of shareholders, and the following non-employee directors hold the number of options shown beside their respective names: Furman P. Bodenheimer, Jr. (40,000), Mark C. Bozek (10,000), Lt. Gen. Michael DeLong (Ret) (8,333), H. Parks Helms (12,500), Dr. Linda McClintock-Greco (12,500), William J. Meurer (10,000) and Paul L. Whiting (25,000).

SECURITY OWNERSHIP

Security Ownership of Directors and Executive Officers

The following table sets forth the beneficial ownership of the Company’s common stock as of April 9, 2009, for each director, each executive officer named in the Summary Compensation Table herein, and by all directors and executive officers of the Company as a group.

				Stock Settled
				Stock
				Appreciation
			Options	Rights
			Currently	Vested and	Total Stock	Percent of
			Exercisable or	Vesting	and Stock	Total
	Common	Common	Exercisable	Within 60	Based	Outstanding
Name	Stock	Stock Units(1)	Within 60 Days	Days(2)	Holdings	Stock

Furman P. Bodenheimer, Jr.	78,250	1,148	40,000	0	119,398	*
Mark C. Bozek	9,115	1,148	10,000	0	20,263	*
Lt. Gen. Michael DeLong (Ret)	13,115	1,148	8,333	0	22,596	*
H. Parks Helms(3)	21,139	1,148	12,500	0	34,787	*
Iain Macdonald	14,692	1,148	0	0	15,840	*
James S. MacLeod	13,804	1,148	0	0	14,952	*
Linda McClintock-Greco, M.D.	21,336	1,148	12,500	0	34,984	*
William J. Meurer	64,706	1,148	10,000	0	75,854	*
James K. Murray, Jr.(4)	19,304	1,148	0	0	20,452	*
Charles E. Sykes(5)	240,557	0	0	8,494	249,051	*
Paul L. Whiting(6)	116,011	1,148	25,000	0	142,159	*
W. Michael Kipphut(7)	112,054	0	110,000	3,737	225,791	*
Lawrence R. Zingale(8)	66,245	0	0	873	67,118	*
James C. Hobby(9)	69,974	0	0	2,305	72,279	*
David L. Pearson(10)	33,298	0	20,300	1,065	54,663	*
All directors and executive officers as a group — 18 persons	959,998	11,480	294,633	17,501	1,283,612	3.11%

*	Less than 1.0%

(1)	Represents stock settled Common Stock Units granted pursuant to the 2004 Non-Employee Director Fee Plan that will vest within 60 days of the date of this proxy statement, and also includes 222 shares of common stock that will become payable to all non-employee directors serving on the date of the Company’s 2009 annual meeting of shareholders.

(2)	Shares of common stock which may be acquired within sixty days upon the exercise of stock appreciation rights (“SARs”), assuming that the fair market value of a share of the Company’s stock (as defined in the 2001 Equity Incentive Plan) is $17.71 on the date of exercise. The SARs represent the right to receive that number of shares of common stock determined by dividing (i) the total number of shares of stock subject to the SARs being exercised, multiplied by the amount by which the fair market value (as defined in the Plan) of a share of stock on the day the right is exercised exceeds the fair market value of a share of stock on the date of grant of the SAR, by (ii) the fair market value of a share of stock on the exercise date.

(3)	Excludes 600 shares held by Mr. Helms’ spouse over which Mr. Helms disclaims beneficial ownership.

(4)	Includes 8,182 shares held by Murray Corporation, of which Mr. Murray is an officer and principal stockholder. Excludes 1,000 shares held in trust for family members in which Mr. Murray disclaims beneficial ownership.

(5)	Includes 189,424 shares of restricted stock issued as part of the various equity-based, long-term incentive awards and 18,333 shares owned by a trust of which Mr. Sykes is a beneficiary.

(6)	Includes 113,096 shares owned jointly by Mr. Whiting and other family members. Excludes 300 shares of common stock held by Mr. Whiting’s wife in which Mr. Whiting disclaims beneficial ownership.

(7)	Includes 78,254 shares of restricted stock issued as part of the various equity-based, long-term incentive awards.

(8)	Includes 57,253 shares of restricted stock issued as part of the various equity-based, long-term incentive awards.

(9)	Includes 58,213 shares of restricted stock issued as part of the various equity-based, long-term incentive awards.

(10)	Includes 23,933 shares of restricted stock issued as part of the various equity-based, long-term incentive awards.

Security Ownership of Certain Beneficial Owners

As of April 9, 2009, the Company’s records and other information available from outside sources indicated that the following shareholders were beneficial owners of more than five percent of the outstanding shares of the Company’s common stock. The information below is as reported in their filings with the Securities and Exchange Commission. The Company is not aware of any other beneficial owner or more than 5% of the Company’s common stock.

	Amount and Nature of Beneficial Ownership Common Stock
Name	Shares	Percent

John H. Sykes(1)	5,632,241	13.65%
Wells Fargo & Company(2) 420 Montgomery Street San Francisco, CA 94163	3,402,227	8.25%
Barclays(3) 400 Howard Street San Francisco, CA 94105	2,323,177	5.63%
BlackRock, Inc.(4) 40 East 52nd Street New York, New York, 10022	2,439,239	5.91%

(1)	Represents shares owned by Mr. John Sykes through Jopar Investments Limited Partnership, a North Carolina limited partnership in which Mr. Sykes is the sole limited partner and the sole shareholder of the limited partnership’s sole general partner. Excludes 7,950 shares owned by Mr. Sykes’ wife, as to which Mr. Sykes disclaims beneficial ownership. Mr. Sykes’ business address is P.O. Box 2044, Tampa, Florida 33601-2044.

(2)	All information is based upon the Schedule 13G filed with the Security and Exchange Commission by Wells Fargo & Company (“Wells Fargo”) on February 2, 2009. Wells Fargo is a parent holding company registered under Section 240 of the Investment Advisors Act of 1940. Wells Fargo filed the Schedule 13G on its own behalf and on behalf of certain of its subsidiaries. Aggregate beneficial ownership reported by Wells Fargo & Company is on a consolidated basis and includes any beneficial ownership separately reported therein by a subsidiary.

(3)	All information is based upon the Schedule 13G filed with the Security and Exchange Commission by Barclays Global Investors, NA., Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited, and Barclays Global Investors (Deutschland) AG on February 5, 2009.

(4)	All information is based upon the Schedule 13G filed with the Security and Exchange Commission by BlackRock, Inc. (“BlackRock”) on February 10, 2009. BlackRock is a parent holding company and a registered investment advisor under Section 240 of the Investment Advisors Act of 1940. BlackRock filed the Schedule 13G on its own behalf and on behalf of certain of its subsidiaries. Aggregate beneficial ownership reported by BlackRock is on a consolidated basis and includes any beneficial ownership separately reported therein by a subsidiary.

PROPOSAL 2

APPROVAL OF AMENDMENTS TO THE 2004 NON-EMPLOYEE DIRECTOR FEE PLAN

The non-employee directors of the Company are currently compensated with both cash and equity awards pursuant to the provisions of the Third Amended and Restated 2004 Non-Employee Directors Fee Plan (the “2004 Fee Plan”). In August 2008, the Board of Directors adopted amendments to the 2004 Fee Plan which increased the equity awards under the 2004 Fee Plan, subject to shareholder approval at the Annual Meeting. Such increases are described below. For a summary of all of the 2008 amendments to the 2004 Fee Plan, please see the description of the 2004 Fee Plan under the heading “Director Compensation” above. None of the other amendments are subject to shareholder approval. A copy of the Third Amended and Restated 2004 Fee Plan, which contains all amendments made in 2008, including those described below, is attached to this proxy statement as Exhibit A.

The purpose of the 2004 Fee Plan is to secure for the Company and its shareholders the benefits of the incentive inherent in increased ownership of common stock of the Company by members of the Board of Directors who are not employees by providing for the payment of a portion of each non-employee director’s compensation in common stock. It is believed that such ownership further aligns the interests of such non-employee directors with the shareholders of the Company, thereby promoting the long-term profits and growth of the Company, and encourages such non-employee directors to remain directors of the Company. It is also believed that the 2004 Fee Plan will encourage qualified persons to become directors of the Company.

The 2004 Fee Plan currently provides that all new non-employee directors joining the Board will receive an initial grant of shares of common stock on the date the new director is appointed or elected, the number of which will be determined by dividing a dollar amount to be determined from time to time by the Board (currently $30,000) by an amount equal to 110% of the closing price of the closing price of the Company’s common stock on the day preceding the new director’s election to the Board. The initial grant of shares to directors joining the Board vest and are earned in twelve equal quarterly installments over the following three years, and all unvested and unearned shares lapse in the event the person ceases to serve as a director of the Company.

The 2004 Fee Plan also provides that each non-employee director will receive, on the day after the annual shareholders meeting, an annual retainer award of shares of common stock for service as a non-employee director, the amount of which shall be determined from time to time by the Board. The number of shares to be awarded is determined by dividing the amount of the annual retainer to be paid in shares (currently $37,500) by an amount equal to 105% of the closing price for the Company’s common stock on the date of the annual meeting of the Company’s shareholders. The annual retainer grants of shares to directors vest and are earned in eight equal quarterly installments over the following two years, and all unvested and unearned shares lapse in the event the person ceases to serve as a director of the Company.

In August 2008, the Compensation and Human Resource Committee recommended to the Board, and the Board adopted, amendments to the 2004 Fee Plan, which provide that the initial grant of shares of common stock to directors joining the Board will be the number determined by dividing $60,000 by an amount equal to the closing price of the Company’s common stock on the day preceding the new director’s election to the Board. The amount of the annual retainer award was also amended, to provide that, effective retroactively to May 2008, the equity portion of the annual retainer will be increased from $37,500 to $45,000, with the number of shares to be determined by dividing the dollar amount of the annual retainer to be paid in shares by an amount equal to the closing price of a share of the Company’s common stock on the date of the Company’s annual meeting of shareholders. To become effective, these amendments must be approved by the shareholders at the Annual Meeting.

Each of the Company’s non-employee directors who are serving on the board after the Annual Meeting will receive an additional award of $15,000 worth of common stock on the day after the Annual Meeting if these amendments are approved — $7,500 worth due to the retroactive application of the amendments described above to the 2008 annual retainer, and $7,500 worth for the 2009 annual retainer, in addition to the $37,500 worth of common stock that would have been awarded under the 2004 Fee Plan prior to the approval of the amendments. The number of shares will be determined by dividing such amount by an amount equal to the closing price of a share of the Company’s common stock on the date of the 2009 Annual Meeting. Five-eighths of the shares issued with respect to the 2008 annual retainer will vest immediately, and the remainder will vest and be earned in three equal quarterly installments in August and November of 2009, and February of 2010. If the amendments are not approved, the Third Amended and Restated 2004 Fee Plan attached to this proxy statement as Exhibit A will be revised to retain the initial stock award for new non-employee directors at $30,000 worth of stock and the annual retainer award of stock at $37,500 worth of stock.

The Board of Directors recommends the approval of the amendments to the 2004 Fee Plan described above and urges each shareholder to vote “FOR” the amendments. Executed proxies in the accompanying form will be voted at the Annual Meeting in favor of the adoption of the amendments unless the proxy is marked otherwise.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee engaged Deloitte & Touche LLP as the Company’s independent auditors to audit the consolidated financial statements of the Company for the year ended December 31, 2009 and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2009 and express an opinion thereon, and issue an attestation report on management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2009. Although the Company is not required to seek shareholder ratification of this appointment, the Board believes it to be sound corporate governance to do so. If the appointment is not ratified, the Audit Committee will reconsider the appointment, but will not be required to engage a different auditing firm.

Representatives of Deloitte & Touche are expected to be present at the Annual Meeting. Those representatives will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” this proposal and urges each shareholder to vote “FOR” ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors. Executed and unmarked proxies in the accompanying form will be voted at the Annual Meeting in favor of ratification.

AUDIT COMMITTEE DISCLOSURE

The Audit Committee is comprised solely of independent directors and, among other things, is responsible for:

•	Serving as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

•	The appointment, compensation, and oversight of the work of the registered public accounting firm employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each such registered public accounting firm reports directly to the Audit Committee.

•	Reviewing and appraising the Company’s internal auditing function.

•	Providing an open avenue of communication among the Company’s registered public accounting firm, financial and senior management, those involved in the Company’s internal auditing function, and the Board of Directors.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors which exceed $50,000. These services may include audit services, audit-related services, tax services and other services. The Chairman of the Audit Committee has been given the authority to grant pre-approvals, and each such pre-approval is then submitted to the full Committee at the next meeting for consideration and approval. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.

Service Fees Paid to the Independent Registered Public Accounting Firm

The fees charged by Deloitte & Touche LLP for professional services rendered in connection with all audit and non-audit related matters for the years ended December 31, 2008 and December 31, 2007 were as follows:

	2008	2007

Audit Fees(1)	$2,565,726	$2,984,332
Audit-Related Fees	$-0-	$-0-
Tax Fees	$-0-	$-0-
All Other Fees(2)	$40,000	$101,000

(1)	Fees for audit services in 2008 and 2007 consisted of (a) audits of the Company’s annual consolidated financial statements and internal controls over financial reporting, (b) reviews of the Company’s quarterly condensed consolidated financial statements, and (c) annual stand alone statutory audits.

(2)	All Other Fees in 2008 principally included assistance with the PAYE audit in the United Kingdom and in 2007 principally included assistance with responding to SEC comment letters.

Report of the Audit Committee

In connection with the financial statements for the fiscal year ended December 31, 2008, the Audit Committee has:

(1) reviewed and discussed the audited financial statements with management,

(2) discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm (the “Auditors”), the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, and

(3) received the written disclosures and letter from the Auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the Auditor’s communications with the Audit Committee concerning independence, and has discussed with the Auditors the Auditors’ independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board at the March 26, 2009 meeting of the Board that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission. The Board has approved this inclusion.

AUDIT COMMITTEE

William J. Meurer, Chairman
Iain A. Macdonald
Paul L. Whiting

March 26, 2009

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

During the year ended December 31, 2008, the executive officers and directors of the Company filed with the Securities and Exchange Commission (the “Commission”) on a timely basis, all required reports relating to transactions involving equity securities of the Company beneficially owned by them. The Company has relied solely on the written representation of its executive officers and directors and copies of the reports they have filed with the Commission in providing this information.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for inclusion in the Company’s proxy statement for its 2009 Annual Meeting of Shareholders is December 20, 2009. Pursuant to the Company’s Bylaws, only shareholder proposals submitted on or prior to such date may be brought before the meeting.

OTHER MATTERS

Management knows of no matter to be brought before the Annual Meeting which is not referred to in the Notice of Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the shares represented by Proxy will be voted with respect thereto in accordance with the judgment of the persons voting them.

By Order of the Board of Directors,

James T. Holder
Secretary

EXHIBIT “A”

SYKES ENTERPRISES, INCORPORATED
THIRD AMENDED AND RESTATED
2004 NONEMPLOYEE DIRECTOR FEE PLAN

ARTICLE I.

DEFINITIONS

1.1 DEFINITIONS.  Whenever the following terms are used in this Plan they shall have the meanings specified below unless the context clearly indicates to the contrary:

(a) “Board”: The Board of Directors of the Company.

(b) “Common Stock”: The Company’s Common Stock, par value $.01 per share.

(c) “Common Stock Unit”: A bookkeeping entry that records the equivalent of one Share.

(d) “Company”: Sykes Enterprises, Incorporated or any successor or successors thereto.

(e) “Nonemployee Director”: An individual duly elected or chosen as a Director of the Company who is not also an employee of the Company or its subsidiaries.

(f) “Plan”: The Plan set forth in this instrument as it may, from time to time, be amended.

(g) “Share”: A fully paid, non-assessable share of Common Stock.

ARTICLE II.

PURPOSE

The purpose of this Plan is to secure for the Company and its shareholders the benefits of the incentive inherent in increased ownership of Common Stock of the Company by members of the Board of Directors of the Company who are not employees of the Company or any of its Subsidiaries, by providing for the payment of a portion of each Nonemployee Director’s compensation in Common Stock. It is expected that such ownership will further align the interests of such Nonemployee Directors with the shareholders of the Company, thereby promoting the long-term profits and growth of the Company, and will encourage such Nonemployee Directors to remain directors of the Company. It is also expected that the Plan will encourage qualified persons to become directors of the Company.

ARTICLE III.

INITIAL GRANT OF SHARES

In consideration of joining the Board, upon the initial election of a Nonemployee Director to the Board, such Non-employee Director shall receive an award of Shares. The number of Shares shall be determined by dividing a dollar amount to be determined from time to time by the Board (to be initially set at $60,000 upon the approval of this Third Amended and Restated 2004 Non-employee Director Fee Plan by the shareholders of the Company) by an amount equal to the closing price of the Company’s common stock on the trading day immediately preceding the date the Nonemployee Director is elected, rounded to the nearest whole number of Shares. The initial grant of Shares shall vest in twelve equal quarterly installments, one-twelfth on the date of grant and an additional one-twelfth on each of each third monthly anniversary of the date of grant thereafter. The award shall lapse with respect to all unvested Shares in the event the Non-employee Director ceases to be a Director of the Company, and such unvested Shares shall be forfeited.

ARTICLE IV.

ANNUAL RETAINER AWARD

In consideration of their services as members of the Board, each Nonemployee Director shall be entitled to receive an annual retainer award consisting of Shares and cash in such amount as shall be determined from time to time by the Board (to be initially set at $77,500, effective as of May 22, 2008, upon the approval of this Third Amended and Restated 2004 Non-employee Director Fee Plan by the shareholders of the Company). The number of Shares shall be determined by dividing a dollar amount of the annual retainer to be determined from time to time by the Board (to be initially set at $45,000 upon the approval of this Third Amended and Restated 2004 Non-employee Director Fee Plan by the shareholders of the Company) by an amount equal to the closing price of the Company’s common stock on the date of the Company’s annual meeting of shareholders, rounded to the nearest whole number of Shares. The remainder of the award shall be payable in cash. With respect to the annual retainer award for 2008, all Non-employee Directors received an award of CSUs on May 22, 2008 in an amount equal to $37,500 divided by an amount equal to 105% of the average of the closing prices for the Company’s common stock on the five trading days preceding the award date, rounded to the nearest whole number of Common Stock Units, as provided in the Second Amended and Restated 2004 Non-employee Director Fee Plan. Upon approval of this Third Amended and Restated 2004 Non-employee Director Fee Plan by the shareholders of the Company, each Non-employee Director who was a Non-employee Director on May 22, 2008 shall receive an additional award of Shares for 2008 determined by dividing the amount of $7,500 by an amount equal to the closing price of the Company’s common stock on the date of the Company’s 2009 annual meeting of shareholders. Five eighths of such additional award shall vest immediately, and the remaining portion shall vest in three equal quarterly installments, one-third on the date of each of the immediately following third monthly anniversaries of the Company’s 2009 annual meeting of shareholders.

In addition to the annual retainer award described above, any non-employee Chairman of the Board shall receive an additional annual cash award of $100,000, and each non-employee director serving on a committee of the Board shall receive an additional annual cash award in the following amounts:

Position	Amount

Audit Committee
Chairperson	$20,000
Member	$10,000
Compensation & Human Resource Development Committee
Chairperson	$12,500
Member	$7,500
Finance Committee
Chairperson	$12,500
Member	$7,500
Nominating and Corporate Governance Committee
Chairperson	$12,500
Member	$7,500

The total annual retainer award for each Non-employee Director, consisting of all Shares and cash provided for in this Article IV, shall vest in eight equal quarterly installments, one-eighth on the day following the annual meeting of shareholders and an additional one-eighth on each third monthly anniversary of such date thereafter. The award shall lapse with respect to all unvested Shares and unpaid cash in the event the Non-employee Director ceases to be a Director of the Company, and such unvested Shares and cash shall be forfeited.

The provisions of this Article IV for the annual retainer award to Nonemployee Directors shall not limit the ability of the Board to provide for additional compensation payable to Nonemployee Directors for services on behalf of the Board over and above those typically expected of Directors. The Board will determine the cash compensation for any Non-employee director serving on a special committee of the Board.

ARTICLE V.

ISSUANCE OF SHARES OF COMMON STOCK FOR COMMON STOCK UNITS.

Upon the vesting of Common Stock Units issued under this Plan prior to the adoption of the this Third Amended and Restated 2004 Non-employee Director Fee Plan by the shareholders of the Company, the Nonemployee Director shall be entitled to receive for each vested Common Stock Unit one Share, and the vested Common Stock Units shall be canceled. The Company shall cause a certificate representing such Shares to be issued to the Nonemployee Director promptly following the vesting of the Common Stock Units.

ARTICLE VI.

ADMINISTRATION, AMENDMENT AND TERMINATION

6.1 ADMINISTRATION.  The Plan shall be administered by the Board. The Board shall have such powers as may be necessary to discharge its duties hereunder. The Board may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with legal counsel who may be counsel to the Company. All decisions and determinations by the Board shall be final and binding on all parties.

6.2 AMENDMENT AND TERMINATION.  The Board may alter or amend this Plan from time to time or may terminate it in its entirety; provided, however, that no such action shall, without the consent of a Nonemployee Director, affect the rights in any Common Stock Units issued to such Nonemployee Director; and further provided, that, any amendment which must be approved by the shareholders of the Company in order to comply with applicable law or the rules of any national securities exchange or securities listing service upon which the Shares are traded or quoted shall not be effective unless and until such approval is obtained. Presentation of the Plan or any amendment thereof for shareholder approval shall not be construed to limit the Company’s authority to offer similar or dissimilar benefits in plans that do not require shareholder approval.

6.3 ADJUSTMENTS.  In the event of any change in the outstanding Common Stock by reason of (a) any stock dividend, stock split, combination of shares, recapitalization or any other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing, the number or kind of Shares that may be issued under the Plan and the number of Common Stock Units credited to a Nonemployee Director automatically shall be adjusted so that the proportionate interest of the Nonemployee Directors shall be maintained as before the occurrence of such event. Such adjustment shall be conclusive and binding for all purposes with respect to the Plan.

6.4 SUCCESSORS.  The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and to agree to perform this Plan in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Plan shall be binding upon and inure to the benefit of the Company and any successor of or to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Company whether by sale, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the “Company” for the purpose of this Plan), and the heirs, beneficiaries, executors and administrators of each Nonemployee Director.

ARTICLE VII.

SHARES SUBJECT TO PLAN

Subject to adjustment as provided in this Plan, the total number of Shares of Common Stock which may be issued under this Plan shall be Four Hundred Fifty Thousand (450,000). Shares may be shares of original issuance or treasury shares or a combination of the foregoing.

ARTICLE VIII.

EFFECTIVE DATE; APPROVAL BY SHAREHOLDERS

This Third Amended and Restated 2004 Non-employee Director Fee Plan shall be submitted to the shareholders of the Company for approval at the 2009 annual meeting of the Company’s shareholders and, if so approved, shall become effective immediately upon its approval.

ARTICLE IX.

GENERAL PROVISIONS

9.1 NO CONTINUING RIGHT TO SERVE AS A DIRECTOR.  Neither the adoption or of this Plan, nor any document describing or referring to this Plan, or any part thereof, shall confer upon any Nonemployee Director any right to continue as a director of the Company or any subsidiary of the Company.

9.2 RIGHTS AS A SHAREHOLDER.  Until the vesting of a Common Stock Unit, a Nonemployee Director shall have none of the rights of a shareholder with respect to his or her Common Stock Units. Upon the vesting of a Common Stock Unit, the Nonemployee Director shall have the right to receive a Share for such Common Stock Unit, shall be deemed to be the owner of such Share which shall be deemed to be issued and outstanding, and shall have all of the rights of a shareholder with respect to such Share.

9.3 GOVERNING LAW.  The provisions of this Plan shall be governed by construed in accordance with the laws of the State of Florida.

9.4 WITHHOLDING TAXES.  To the extent that the Company is required to withhold Federal, state or local taxes in connection with any component of a Nonemployee Director’s compensation in cash or Shares, and the amounts available to Company for such withholding are insufficient, it shall be a condition the receipt of any Shares that the Nonemployee Director make arrangements satisfactory to the Company for the payment of the balance of such taxes required to be withheld, which arrangement may include relinquishment of the Shares. The Company and a Nonemployee Director may also make similar arrangements with respect to payment of any other taxes derived from or related to the payment of Shares with respect to which withholding is not required.

9.5 MISCELLANEOUS.  Headings are given to the sections of this Plan as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the singular shall also include within its meaning the plural, and vice versa.

SYKES ENTERPRISES, INCORPORATED
Annual Meeting of Shareholders, May 20, 2009
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
The undersigned shareholder of Sykes Enterprises, Incorporated (the “Company”), hereby appoints each of Charles E. Sykes, W. Michael Kipphut and James T. Holder, and each of them with authority to act without the others, as attorneys and proxies for the undersigned, with full power of substitution, to vote all shares of the common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company and at all adjournments thereof, to be held at the Sheraton Riverwalk Hotel, 200 N. Ashley Drive, Tampa, Florida, on Wednesday, May 20, 2009, at 9:00 a.m., Eastern Daylight Savings Time, with all the powers the undersigned would possess if personally present, such proxies being directed to vote as specified below and in their discretion on any other business that may properly come before the Meeting.
THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED BELOW. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1, AND FOR PROPOSALS 2, AND 3.
t DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED t
SYKES ENTERPRISES, INCORPORATED 2009 ANNUAL MEETING

1.	To elect three Directors
	(to serve for a term of three years)	1- Charles E. Sykes 2- William J. Meurer 3- Furman P. Bodenheimer, Jr.	☐	FOR all nominees listed to the left (except as specified below).	☐	WITHHOLD AUTHORITY to vote for all nominees listed to the left

To withhold authority to vote for any indicated nominee, write the number(s) >>>>>>>>>
of the nominee(s) in the box provided to the right.

2.	To approve amendments to the 2004 Non-employee Director Fee Plan to increase the initial and annual equity awards.
		☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company.	☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before this meeting or any adjournments or postponements thereof.
PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE
EVEN IF YOU PLAN TO ATTEND THE MEETING.

☐ I plan to attend the Meeting.	☐ I do not plan to attend the Meeting.
The undersigned reserves the right to revoke this Proxy at any time prior to the Proxy being voted at the Meeting. The Proxy may be revoked by delivering a signed revocation to the Company at any time prior to the Meeting, by submitting a later-dated Proxy, or by attending the Meeting in person and casting a ballot. The undersigned hereby revokes any proxy previously given to vote such shares at the Meeting.
DATE:                                               NO. OF SHARES:

Check appropriate box to indicate any changes to name or address below:
Signature of Shareholder
Address Change? ☐ Name Change? ☐
Signature of Shareholder

Name:
Please sign Proxy exactly as your name appears on your stock certificate(s). JOINT OWNERS SHOULD EACH SIGN PERSONALLY. When signing as attorney, executor, administrator, trustee, guardian, partner or corporate officer, please give your full title as such.

Address: